Exhibit 10.11

125 SUMMER STREET
BOSTON, MA
OFFICE LEASE AGREEMENT
BETWEEN
OPG 125 SUMMER OWNER (DE) LLC,
a Delaware limited liability company,
AS LANDLORD
AND
KLAVIYO, INC.,
a Delaware corporation,
AS TENANT

OFFICE LEASE AGREEMENT
TABLE OF CONTENTS

1.	Basic Lease Information	1

2.	Lease Grant	8

3.	Term and Commencement Date	8

4.	Rent	9

5.	Compliance with Laws; Use	10

6.	Letter of Credit	11

7.	Building Services	12

8.	Alterations	14

9.	Repairs and Maintenance	16

10.	Entry by Landlord	17

11.	Assignment and Subletting	18

12.	Notices	20

13.	Indemnity and Insurance	21

14.	Casualty Damage	23

15.	Condemnation	24

16.	Events of Default	25

17.	Limitation of Liability	28

18.	Relocation	29

19.	Holding Over	29

20.	Surrender of Premises	30

21.	Subordination to Mortgages; Estoppel Certificate	30

22.	Miscellaneous	31
-i-

OFFICE LEASE AGREEMENT
This Office Lease Agreement (this “Lease”) is made and entered into as of August 9th, 2019 (the “Effective Date”), by and between OPG 125 SUMMER OWNER (DE) LLC, a Delaware limited liability company (“Landlord”), and KLAVIYO, INC., a Delaware corporation (“Tenant”).
1.    Basic Lease Information.
1.01    “Building” shall mean the building located at 125 Summer Street, Boston, MA 02110 and commonly known as 125 Summer Street. The “Rentable Floor Area of the Building” is deemed to be 475,482 square feet.
1.02    A “Phase Premises” shall mean each of the following spaces, as shown on Exhibit A to this Lease:
(a)    “Initial Premises” shall mean a portion of the fifth (5th) floor of the Building, containing approximately 13,253 square feet and known as Suite 510;
(b)    “Second Phase Premises” shall mean 65,365 square feet in the aggregate, consisting of (i) the balance of the fifth (5th) floor of the Building, containing approximately 18,833 square feet and known as Suite 500 (the “5th Floor Remaining Premises”), (ii) the entire sixth (6th) floor of the Building, containing approximately 23,218 square feet and known as Suite 600 (the “6th Floor Premises”), and (iii) the entire seventh (7th) floor of the Building, containing approximately 23,314 square feet and known as Suite 700 (the “7th Floor Premises”);
(c)    “Third Phase Premises” shall mean 45,013 square feet in the aggregate, consisting of (i) the entire eighth (8th) floor of the Building, containing approximately 22,929 square feet and known as Suite 800 (the “8th Floor Premises”), and (ii) the entire ninth (9th) floor of the Building, containing approximately 22,084 square feet and known as Suite 900 (the “9th Floor Premises”); and
(d)    “Fourth Phase Premises” shall mean 36,229 square feet in the aggregate, consisting of (i) a portion of the tenth (10th) floor of the Building, containing approximately 14,145 square feet and known as Suite 1000 (the “10th Floor Premises”), and (ii) the entire eleventh (11th) floor of the Building, containing approximately 22,084 square feet and known as Suite 1100 (the “11th Floor Premises”).
The “Premises” shall mean the following for the following periods:
(i)    For the period from the Initial Premises Commencement Date through the day immediately preceding the Second Phase Premises Commencement Date: the Initial Premises.
(ii)    For the period from the Second Phase Premises Commencement Date through the day immediately preceding the Third Phase Premises Commencement Date: the Initial Premises and the Second Phase Premises, collectively.

(iii)    For the period from the Third Phase Premises Commencement Date through the day immediately preceding the Fourth Phase Premises Commencement Date: the Initial Premises, the Second Phase Premises and the Third Phase Premises, collectively.
(iv)    For the period from and after the Fourth Phase Premises Commencement Date: the Initial Premises, the Second Phase Premises, the Third Phase Premises and the Fourth Phase Premises, collectively.
1.03    “Rentable Floor Area of the Premises” is as follows for the following periods:
(a)    For the period from the Initial Premises Commencement Date through the day immediately preceding the Second Phase Premises Commencement Date: 13,253 square feet.
(b)    For the period from the Second Phase Premises Commencement Date through the day immediately preceding the Third Phase Premises Commencement Date: 78,618 square feet.
(c)    For the period from the Third Phase Premises Commencement Date through the day immediately preceding the Fourth Phase Premises Commencement Date: 123,631 square feet.
(d)    For the period from and after the Fourth Phase Premises Commencement Date: 159,860 square feet.
1.04    “Estimated Delivery Date” with respect to each Phase Premises:
(a)    Initial Premises: The Effective Date
(b)    Second Phase Premises: November 1, 2019
(c)    Third Phase Premises: April 1, 2020
(d)    Fourth Phase Premises: November 1, 2020
1.05    “Term Commencement Date” with respect to each Phase Premises:
(a)    Initial Premises: The earlier of (i) the date on which Tenant first enters into possession of all or any portion of the Initial Premises for the regular conduct of its business, or (ii) the date that is sixty (60) days after the Delivery Date (as defined in Exhibit C attached hereto) for the Initial Premises (such earlier date, the “Initial Premises Commencement Date”).
(b)    Second Phase Premises: The earlier of (i) the date on which Tenant first enters into possession of all or any portion of the Second Phase Premises for the regular conduct of its business, or (ii) the date that is one hundred eighty (180) days after the Delivery Date for Second Phase Premises (such earlier date, the “Second Phase Premises Commencement Date”).

(c)    Third Phase Premises: The earlier of (i) the date on which Tenant first enters into possession of all or any portion of the Third Phase Premises for the regular conduct of its business, or (ii) the date that is one hundred eighty (180) days after the Delivery Date for Third Phase Premises (such earlier date, the “Third Phase Premises Commencement Date”).
(d)    Fourth Phase Premises: The earlier of (i) the date on which Tenant first enters into possession of all or any portion of the Fourth Phase Premises for the regular conduct of its business, or (ii) the date that is one hundred eighty (180) days after the Delivery Date for Fourth Phase Premises (such earlier date, the “Fourth Phase Premises Commencement Date”).
1.06    “Rent Commencement Date” with respect to each Phase Premises:
(a)    Initial Premises: The date that is three (3) months after the Initial Premises Commencement Date (the “Initial Premises Rent Commencement Date”).
(b)    Second Phase Premises: The date that is three (3) months after the Second Phase Premises Commencement Date (the “Second Phase Premises Rent Commencement Date”).
(c)    Third Phase Premises: The date that is three (3) months after the Third Phase Premises Commencement Date (the “Third Phase Premises Rent Commencement Date”).
(d)    Fourth Phase Premises: The date that is one (1) month after the Fourth Phase Premises Commencement Date (the “Fourth Phase Premises Rent Commencement Date”).
1.07    “Term Expiration Date”: The last day of the eighty-seventh (87th) full calendar month following the Third Phase Premises Commencement Date (e.g., if the Third Phase Premises Commencement Date is October 1, 2020, the Term Expiration Date shall be December 31, 2027).
1.08    “Base Rent”:
For the Initial Premises:

Period	Annual Base Rent Rate Per Square Foot of Rentable Floor Area*	Monthly Base Rent
*Initial Premises Lease Year 1:	$70.00	$77,309.17
Initial Premises Lease Year 2:	$71.40	$78,855.35
Initial Premises Lease Year 3:	$72.83	$80,432.46
Initial Premises Lease Year 4:	$74.28	$82,041.11
Initial Premises Lease Year 5:	$75.77	$83,681.93
Initial Premises Lease Year 6:	$77.29	$85,355.57
Initial Premises Lease Year 7:	$78.83	$87,062.68
Initial Premises Lease Year 8:	$80.41	$88,803.93

*Subject to the applicable Rent Waiver Period under Section 4.01 below.
As used above, the first “Initial Premises Lease Year” shall commence on the Initial Premises Commencement Date and end on the day immediately preceding the first anniversary of the Initial Premises Commencement Date (provided that if the Initial Premises Commencement Date does not occur on the first day of a calendar month, the first Initial Premises Lease Year shall further include the balance of the calendar month in which such first anniversary occurs), and each subsequent Initial Premises Lease Year shall mean each successive period of twelve (12) calendar months following the first Initial Premises Lease Year during the initial Term, provided that the last Initial Premises Lease Year of the initial Term shall be a partial year and shall end on the Term Expiration Date set forth above for the initial Term.
For the Second Phase Premises:

Period	Annual Base Rent Rate Per Square Foot of Rentable Floor Area*	Monthly Base Rent
*Second Phase Premises Lease Year 1:	$70.00	$381,295.83
Second Phase Premises Lease Year 2:	$71.40	$388,921.75
Second Phase Premises Lease Year 3:	$72.83	$396,700.19
Second Phase Premises Lease Year 4:	$74.28	$404,634.19
Second Phase Premises Lease Year 5:	$75.77	$412,726.87
Second Phase Premises Lease Year 6:	$77.29	$420,981.41
Second Phase Premises Lease Year 7:	$78.83	$429,401.04
Second Phase Premises Lease Year 8:	$80.41	$437,989.06
*Subject to the applicable Rent Waiver Period under Section 4.01 below.
As used above, the first “Second Phase Premises Lease Year” shall commence on the Second Phase Premises Commencement Date and end on the day immediately preceding the first anniversary of the Second Phase Premises Commencement Date (provided that if the Second Phase Premises Commencement Date does not occur on the first day of a calendar month, the first Second Phase Premises Lease Year shall further include the balance of the calendar month in which such first anniversary occurs), and each subsequent Second Phase Premises Lease Year shall mean each successive period of twelve (12) calendar months following the first Second Phase Premises Lease Year during the initial Term, provided that the last Second Phase Premises Lease Year of the initial Term shall be a partial year and shall end on the Term Expiration Date set forth above for the initial Term.

For the Third Phase Premises:

Period	Annual Base Rent Rate Per Square Foot of Rentable Floor Area*	Monthly Base Rent
*Third Phase Premises Lease Year 1:	$70.00	$262,575.83
Third Phase Premises Lease Year 2:	$71.40	$267,827.35
Third Phase Premises Lease Year 3:	$72.83	$273,183.90
Third Phase Premises Lease Year 4:	$74.28	$278,647.57
Third Phase Premises Lease Year 5:	$75.77	$284,220.53
Third Phase Premises Lease Year 6:	$77.29	$289,904.94
Third Phase Premises Lease Year 7:	$78.83	$295,703.04
Third Phase Premises Lease Year 8:	$80.41	$301,617.10
*Subject to the applicable Rent Waiver Period under Section 4.01 below.
As used above, the first “Third Phase Premises Lease Year” shall commence on the Third Phase Premises Commencement Date and end on the day immediately preceding the first anniversary of the Third Phase Premises Commencement Date (provided that if the Third Phase Premises Commencement Date does not occur on the first day of a calendar month, the first Third Phase Premises Lease Year shall further include the balance of the calendar month in which such first anniversary occurs), and each subsequent Third Phase Premises Lease Year shall mean each successive period of twelve (12) calendar months following the first Third Phase Premises Lease Year during the initial Term, provided that the last Third Phase Premises Lease Year of the initial Term shall be a partial year and shall end on the Term Expiration Date set forth above for the initial Term.
For the Fourth Phase Premises:

Period	Annual Base Rent Rate Per Square Foot of Rentable Floor Area*	Monthly Base Rent
*Fourth Phase Premises Lease Year 1:	$70.00	$211,335.83
Fourth Phase Premises Lease Year 2:	$71.40	$215,562.55
Fourth Phase Premises Lease Year 3:	$72.83	$219,873.80
Fourth Phase Premises Lease Year 4:	$74.28	$224,271.28
Fourth Phase Premises Lease Year 5:	$75.77	$228,756.70
Fourth Phase Premises Lease Year 6:	$77.29	$233,331.84
Fourth Phase Premises Lease Year 7:	$78.83	$237,998.47
*Subject to the applicable Rent Waiver Period under Section 4.01 below.
As used above, the first “Fourth Phase Premises Lease Year” shall commence on the Fourth Phase Premises Commencement Date and end on the day immediately preceding the first anniversary of the Fourth Phase Premises Commencement Date (provided that if the Fourth Phase Premises Commencement Date does not occur on the first day of a calendar month, the first Fourth Phase Premises Lease Year shall further include the balance of the calendar month in which such first anniversary occurs), and each subsequent Fourth Phase Premises Lease Year shall mean each successive period of twelve (12) calendar months following the first Fourth

Phase Premises Lease Year during the initial Term, provided that the last Fourth Phase Premises Lease Year of the initial Term shall be a partial year and shall end on the Term Expiration Date set forth above for the initial Term.
1.09    “Tenant’s Proportionate Share” shall be the following for the following periods:
(a)    For the period from the Initial Premises Commencement Date through the day immediately preceding the Second Phase Premises Commencement Date: 2.79%.
(b)    For the period from the Second Phase Premises Commencement Date through the day immediately preceding the Third Phase Premises Commencement Date: 16.53%.
(c)    For the period from the Third Phase Premises Commencement Date through the day immediately preceding the Fourth Phase Premises Commencement Date: 26.00%.
(d)    For the period from and after the Fourth Phase Premises Commencement Date: 33.62%.
1.10    “Base Year” for Expenses (as defined in Exhibit B): calendar year 2020.
“Base Year” for Taxes (as defined in Exhibit B): Fiscal Year 2021 (i.e., July 1, 2020 to June 30, 2021). For purposes hereof, “Fiscal Year” shall mean the Base Year for Taxes and each period of July 1 to June 30 thereafter.
1.11    Additional Provisions: See Exhibit F
1.    Parking
2.    Signage
3.    Extension Option
4.    Right of First Offer
1.12    “Letter of Credit” shall mean the letter of credit in the amount of $5,595,099.98, subject to reduction as provided in Section 6 and Exhibit G attached hereto.
1.13    “Broker”: McCall & Almy (“Tenant’s Broker”), which represented Tenant in connection with this Lease.
1.14    “Permitted Use”: Executive, professional or corporate offices, including ancillary uses thereof, but specifically excluding utility company offices (except to the extent the offices are not used to meet with customers), medical or dental offices (except to the extent the offices are not used to meet with patients), employment agency offices (other than executive or professional search firms), governmental or quasi-governmental offices (other than government contractors), or temporary office space or facilities on a contract basis. For purposes hereof, uses ancillary to the Permitted Uses shall include customary coffee business invitees of Tenant.

1.15    “Notice Address(es)”:

For Landlord:	For Tenant:

OPG 125 Summer Owner (DE) LLC c/o Oxford Properties Group 125 Summer Street Boston, Massachusetts 02110 Attention: Director of Leasing	Prior to the Term Commencement Date: Klaviyo, Inc. 225 Franklin Boston, MA 02110 Attention: Legal Department

With a copy to:	From and after the Term Commencement Date:

OPG 125 Summer Owner (DE) LLC c/o Oxford Properties Group 125 Summer Street Boston, Massachusetts 02110 Attention: Director of Legal	Klaviyo, Inc. 125 Summer Street Boston, MA 02110 Attention: Legal Department

With a copy to: [***]
1.16    “Business Day(s)” are Monday through Friday of each week, exclusive of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”). Landlord may designate additional Holidays that are commonly recognized by other office buildings in the area where the Building is located. “Building Service Hours” are 8:00 A.M. to 6:00 P.M. on Business Days and, upon Tenant’s request, 8:00 A.M. to 1:00 P.M. on Saturdays (excluding Holidays).
1.17    “Property” means the Building and the parcel(s) of land on which it is located and, at Landlord’s discretion, the parking facilities and other improvements, if any, serving the Building and the parcel(s) of land on which they are located.
1.18    Other Defined Terms: Other capitalized terms shall have the meanings set forth in the Lease and its Exhibits below. References in this Lease to numbered Sections shall be deemed to refer to the numbered Sections of this Lease, unless otherwise specified.
1.19    Exhibits: The following exhibits and attachments are incorporated into and made a part of this Lease:
Exhibit A (Outline and Location of Premises)
Exhibit B (Expenses and Taxes)
Exhibit C (Work Letter)
Schedule C-1 (Form of Bill of Sale)
Schedule C-2 (Requirements for Construction Documents)
Exhibit D (Commencement Letter)
Exhibit E (Building Rules and Regulations)
Exhibit F (Additional Provisions)
Exhibit G (Letter of Credit)
Schedule G-1 (Form of Letter of Credit)
Exhibit H (Janitorial Specifications)

Exhibit I (Form of SNDA)
2.    Lease Grant.
2.01    Premises. Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. The Premises exclude the exterior faces of exterior walls, the common stairways and stairwells, elevators and elevator wells, fan rooms, electric and telephone closets, janitor closets, freight elevator vestibules, and pipes, ducts, conduits, wires and appurtenant fixtures serving other parts of the Building (exclusively or in common), and other Common Areas (as defined below) of the Building. If the Premises include the entire rentable area of any floor, the common corridors, elevator lobby, and restroom facilities located on such full floor(s) shall be considered part of the Premises.
2.02    Appurtenant Rights. During the Term, Tenant shall have, as appurtenant to the Premises, the non-exclusive rights to use in common (subject to reasonable rules of general applicability to tenants and other users of the Building from time to time made by Landlord of which Tenant is given notice): (a) the common lobbies, corridors, stairways, elevators and loading platform of the Building, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others; (b) common driveways and walkways necessary for access to the Building; (c) if the Premises include less than the entire rentable floor area of any floor, the common corridors, elevator lobby, and restroom facilities located on such floor; and (d) all other areas or facilities in or about the Building from time to time designated for general use in common by Tenant, other Building tenants, and Landlord (collectively, the “Common Areas”).
3.    Term and Commencement Date.
3.01    Term. The “Term” of this Lease with respect to each Phase Premises shall begin at 12:01 a.m. on the applicable Term Commencement Date as set forth in Section 1. The Term of this Lease with respect to the entire Premises shall end at 11:59 p.m. on the Term Expiration Date set forth in Section 1, unless sooner terminated of extended in accordance with the provisions of this Lease. Promptly after the determination of each Term Commencement Date, Landlord and Tenant shall execute and deliver a commencement letter in the form attached as Exhibit D with respect to the applicable Phase Premises (each, a “Commencement Letter”). Tenant’s failure to execute and return any Commencement Letter, or to provide written objection to the statements contained in such Commencement Letter, within thirty (30) days after its delivery to Tenant shall be deemed an approval by Tenant of the statements contained therein.
3.02    Initial Tenant Work. As used herein, the “Initial Tenant Work” shall mean ail Alterations (as defined in Section 8) performed, or to be performed, in or about the Premises that are required initially to put the Premises in condition suitable for Tenant’s use and occupancy. The Initial Tenant Work shall be performed by Tenant, in accordance with, and subject to, the provisions of Exhibit C attached hereto, and subject to the terms, conditions and requirements of Section 8 to the extent so provided in Exhibit C. Subject to Landlord’s obligations as expressly provided in Exhibit C. the Premises shall be leased by Tenant in their current “as is” condition and configuration without any representations or warranties by Landlord.
3.03    Delivery. Subject to Landlord’s obligations as expressly provided in Exhibit C, including without limitation Landlord’s obligation to perform Landlord’s Work, by taking possession of any such Phase Premises, Tenant agrees that such Phase Premises are in good order and satisfactory condition with the exception of latent defects in Landlord’s Work that are discovered by Tenant and of which Tenant has delivered Landlord written notice within the first six (6) months following the Delivery Date of the applicable Phase Premises. Landlord shall not be liable for any delay or failure to deliver possession of any Phase Premises or any other space due to the holdover or unlawful possession of such space by another party or other reason, provided, however, Landlord shall use commercially reasonable efforts to obtain possession of any such space in order to comply with the Estimated Delivery Dates. Except as otherwise provided in this Lease, any delay in the delivery of any Phase Premises beyond the applicable Delivery Date shall not give rise to any liability or default by Landlord or affect any of the terms of this Lease or Tenant’s obligation to accept the Premises when delivered, except (i) (A) if the Delivery Date for the Initial Premises does not occur by the Estimated Delivery Date for the Initial Premises (as extended by delays caused by Tenant or Force Majeure), then Tenant shall receive day for day abatement of Base Rent for the Initial Premises only, for each day delivery of the Initial Premises to Tenant is delayed beyond the Estimated Delivery Date for the Initial Premises (as extended by delays caused by Tenant or Force Majeure), and (B) if the Delivery Date for any of the Second Phase Premises, Third Phase Premises or Fourth Phase Premises does not occur by the date that is thirty (30) days after the applicable Estimated Delivery Date (as extended by delays caused by Tenant or Force Majeure), then Tenant shall receive day for day abatement of Base Rent for the applicable Phase Premises only, for each day delivery of the applicable Phase Premises to Tenant is delayed beyond such thirty (30) day period (as extended by delays caused by Tenant or Force Majeure) and (ii) the applicable Term Commencement Date shall be extended to the date that such Phase Premises are actually delivered in the condition required under this Lease. Except as otherwise provided in this Lease, Tenant shall not be permitted to take possession of or enter any Phase Premises before the applicable Term Commencement Date without Landlord’s permission. If Tenant takes possession of or enters the Phase Premises before the applicable Term Commencement Date, Tenant’s possession or entry before such Term Commencement Date shall be subject to the terms and conditions of this Lease; provided, however, except for the cost of utilities and services used or requested by Tenant (e.g., after-hours HVAC service), Tenant shall not be required to pay Rent for any such possession or entry before such Term Commencement Date during which Tenant, with Landlord’s approval, has entered, or is in possession of, such Phase Premises for the sole purpose of performing improvements or installing furniture, equipment or other personal property. Notwithstanding the foregoing, during the thirty (30) day period immediately preceding the Estimated Delivery Date for the Fourth Phase Premises, Tenant shall have access to the Fourth Phase Premises for purposes of readying the Fourth Phase Premises for the Initial Tenant Work, installing specialty equipment, furniture, fixtures, telephone and computer cabling equipment, wiring and other equipment in the Premises (“Early Access Period”). At all times after the applicable Delivery Date, including the Early Access Period, Tenant shall use reasonable efforts to mitigate any disturbance or interference with Landlord’s completion of the Landlord’s Work, if any. During the Early Access Period, during which Tenant shall be permitted access to the Premises, all terms and conditions of this Lease shall apply, provided that, except for the cost of utilities and services, Tenant shall not be required to pay Rent for the Fourth Phase Premises.
4.    Rent.
4.01    Base Rent and Additional Rent. During the Term (but subject to the following subparagraph of this Section 4.01 below), Tenant hereby covenants and agrees to pay to Landlord, without any setoff or deduction (except to the extent expressly set forth in this Lease), (a) all Base Rent (as provided in Section 1), (b) Tenant’s Proportionate Share of the Expense Excess and the Tax Excess (as provided in Exhibit B attached hereto), and (c) all other Additional Rent due for the Term (collectively referred to as “Rent”). “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay to Landlord from time to time under this Lease.

Notwithstanding the foregoing, provided that Tenant is not then in Default beyond any applicable notice and cure period under the Lease, Landlord agrees to waive payment of the monthly amounts of Base Rent for the applicable Phase Premises during the following periods (each, a “Rent Waiver Period”): (a) for the Initial Premises, for the period commencing on the Initial Premises Commencement Date and ending on the date immediately preceding the Initial Premises Rent Commencement Date set forth in Section 1, (b) for the Second Phase Premises, for the period commencing on the Second Phase Premises Commencement Date and ending on the date immediately preceding the Second Phase Premises Rent Commencement Date set forth in Section 1, (c) for the Third Phase Premises, for the period commencing on the Third Phase Premises Commencement Date and ending on the date immediately preceding the Third Phase Premises Rent Commencement Date set forth in Section 1, and (d) for the Fourth Phase Premises, for the period commencing on the Fourth Phase Premises Commencement Date and ending on the date immediately preceding the Fourth Phase Premises Rent Commencement Date set forth in Section 1. In the event that a Rent Waiver Period does not end on the last day of a calendar month, then on the first day of the calendar month in which such Rent Waiver Period expires, Tenant shall pay to Landlord the amount of the Base Rent and Additional Rent for the portion of the calendar month that follows the last day of such Rent Waiver Period, pro-rated on a per diem basis.
4.02    Manner and Timing of Payments. Base Rent and other recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand. All other items of Rent shall be due and payable by Tenant within thirty (30) days after written receipt of billing by Landlord. Rent shall be made payable to the entity, and sent to the address, that Landlord from time to time designates in writing for such purposes and shall be paid by Tenant by good and sufficient check payable in United States of America currency or by electronic or wire transfer to an account from time to time designated by Landlord in writing. Landlord’s acceptance of less than the entire amount of Rent shall be considered, unless otherwise specified by Landlord, a payment on account of the oldest obligation due from Tenant hereunder, notwithstanding any statement to the contrary contained on or accompanying any such payment from Tenant. Rent for any partial month during the Term shall be prorated on a per diem basis. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction.
5.    Compliance with Laws; Use.
Tenant shall use the Premises only for the Permitted Use and shall not use or permit the use of the Premises for any other purpose. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including the Americans with Disabilities Act (“Law(s)”), regarding the operation of Tenant’s business (other than for general office use in accordance with the terms of this Lease) and the use, condition, configuration, and occupancy of the Premises and the Building systems located in or exclusively serving the Premises. In addition, Tenant shall, at its sole cost and expense, promptly comply with any Laws that relate to the Base Building (defined below), but only to the extent such obligations are triggered by Tenant’s use of the Premises (other than for general office use in accordance with the terms of this Lease), the Initial Tenant Work or Alterations (as defined in Section 8.01) in or about the Premises performed or requested by Tenant. “Base Building” shall include the structural portions of the Building, the common restrooms, and the Building mechanical, electrical, and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. Tenant shall promptly provide Landlord with copies of any written notices it receives regarding an alleged violation of Law. Tenant acknowledges that the Base Building and other structural elements in the Building are designed to accommodate a maximum density of one hundred fifty (150) square feet per person (the “Base Building

Density”). If Tenant’s use of the Premises is anticipated to exceed the Base Building Density and Landlord, in its sole discretion, consents to such excess use (if so approved by Landlord, the “Approved Tenant Density”); then notwithstanding any such consent, (a) Tenant shall not exceed the density limit required by applicable Law for the Permitted Use in the Premises and (b) if Tenant’s density (as determined in accordance with applicable Law) requires any portions of the Base Building to be altered, modified or upgraded in order to comply with applicable Law because such density exceeds the density permitted for the Building (collectively, “Base Building Density Upgrades”), then, unless Tenant modifies its use so that Base Building Density Upgrades are not required, Landlord shall perform such Base Building Density Upgrades and Tenant shall reimburse Landlord for the commercially reasonable expenses for such Base Building Density Upgrades within thirty (30) days of receipt of an invoice therefor, except that Tenant shall install any Supplemental Cooling Unit (as defined below) in the Premises at Tenant’s sole cost and expense pursuant to Section 7.01 below. Notwithstanding the foregoing, Landlord agrees that the costs for any Base Building Density Upgrades performed by Landlord shall be commercially reasonable and generally consistent with market rates. Upon request, Tenant shall have the right to review the backup for any invoices and in the event Tenant in good faith disagrees that the rates are reasonable and consistent with market rates, Tenant has the right to challenge the costs. If Tenant disputes the costs and the dispute is not resolved within thirty (30) days after Tenant delivers a dispute notice, then either party may cause the matter to be submitted to arbitration. Notwithstanding the foregoing, Tenant shall not be required to pay for or perform any Base Building Density Upgrades to the extent that they are considered “elective” by Landlord or to the extent not triggered by Tenant’s specific density of the Premises. Tenant shall not use or permit the use of any portion of the Premises in a manner that results in reasonably objectionable noise, odors, or vibrations emanating from the Premises or any equipment installed by Tenant or any party acting under or through Tenant, as determined in Landlord’s reasonable discretion. Without limiting the generality of the foregoing sentence, Tenant shall not use any portion of the Premises for a personal fitness or exercise area or install or use any exercise equipment therein. Tenant shall comply with the rules and regulations of the Building attached as Exhibit E and such other reasonable rules and regulations adopted by Landlord from time to time upon prior written notice to Tenant, including rules and regulations for the performance of Alterations.
6.    Letter of Credit.
Within five (5) Business Days following Tenant’s execution and delivery of this Lease (it being acknowledged that Landlord’s execution and delivery of this Lease is conditioned upon Landlord’s receipt of the Letter of Credit), Tenant shall deliver to Landlord a clean, irrevocable letter of credit in the amount set forth in Section 1, which shall comply with, and may be drawn by Landlord in accordance with, the provisions of Exhibit G attached hereto (such letter of credit, together with any renewal or replacement thereof in accordance herewith, being referred to herein as the “Letter of Credit”). Landlord hereby preapproves Silicon Valley Bank and the form Letter of Credit attached hereto as Schedule G-1.
Notwithstanding any provision herein to the contrary, so long as (A) Tenant shall not be, or have been, in monetary or material non-monetary Default under this Lease, (B) this Lease is still in full force and effect, and (C) Tenant provides Landlord with written notice requesting the same (requirements (A) through (C), collectively, the “Letter of Credit Reduction Conditions”), then Tenant shall be entitled to reduce the required amount of the Letter of Credit to $2,797,549.99 upon the expiration of the Fourth Phase Premises Lease Year 3, and Tenant may thereafter deliver to Landlord a substitute Letter of Credit, conforming to the requirements hereof, in the sum of such reduced amount. Upon Tenant complying with the Letter of Credit Reduction Conditions set forth above, the required amount of the Letter of Credit shall be so reduced.

Upon and as a condition to such reduction, Tenant shall deliver to Landlord a substitute Letter of Credit, conforming to the requirements hereof, in the sum of the reduced Letter of Credit amount, whereupon Landlord shall surrender to Tenant the Letter of Credit being so replaced within thirty (30) Days; provided, however, that in no event shall the amount of the Letter of Credit hereunder ever be less than $2,797,549.99. Upon Landlord’s receipt of a substitute Letter of Credit in compliance with Exhibit G, Landlord agrees not to draw upon the Letter of Credit being so replaced.
7.    Building Services.
7.01    Building Services. Landlord shall furnish Tenant with the following services: (a) water for use in the Base Building restrooms; (b) customary heat and air conditioning (“HVAC”) in season during Building Service Hours, which HVAC shall be in good working order on the basis of a density that does not exceed the Base Building Density (Landlord shall review Tenant’s MEP drawings in accordance with Exhibit C attached hereto, when the same are submitted by Tenant as part of the Construction Documents (as defined therein), and Landlord shall notify Tenant if any such work is not compatible with the Base Building systems); (c) standard janitorial service on Business Days and outside of Building Service Hours in accordance with the specifications attached hereto as Exhibit H, along with any modifications, amendments and supplements thereto as Landlord may reasonably adopt for the Building in the future from time to time; (d) elevator service; (e) electricity in accordance with the terms and conditions in Section 7.02; (f) access to the Building for Tenant and its employees 24 hours per day/7 days per week, subject to the terms of this Lease and such reasonable protective services or monitoring systems, if any, as Landlord may from time to time impose, including, without limitation, sign-in procedures and/or presentation of identification cards; and (g) such other services as Landlord reasonably determines are necessary or appropriate for the Property. In addition, Tenant shall have the right to receive HVAC service during hours other than Building Service Hours by paying Landlord’s then standard charge for additional HVAC service and requesting service no later than 5:00 pm the prior Business Day. As of the date hereof, such standard charge for after-hours HVAC service is $75.00 per hour per floor. If Tenant is permitted to connect any supplemental HVAC units to the Building’s condenser water loop or chilled water line, such permission shall be conditioned upon Landlord having adequate excess capacity from time to time as determined in Landlord’s reasonable discretion and such connection and use shall be subject to Landlord’s reasonable approval and reasonable restrictions imposed by Landlord, and Landlord shall have the right to charge Tenant a connection fee and/or a monthly usage fee, as reasonably determined by Landlord. If, at Tenant’s request, Landlord, or an affiliated or third party service provider, provides any services that are not Landlord’s express obligation under this Lease, including, without limitation, any repairs which are Tenant’s responsibility pursuant to Section 9 below, Tenant shall pay to the applicable service provider the cost of such services plus a reasonable administrative charge. Tenant shall have the right to install, at Tenant’s sole cost and expense and pursuant to the terms and provisions of Section 8, a supplemental cooling unit within the Premises for Tenant’s exclusive use on a twenty-four (24) hour basis, connected to the Building’s condenser water loop or chilled water line (a “Supplemental Cooling Unit”), subject to the terms and conditions above and subject to Landlord’s approval of such Supplemental Cooling Unit and the installation thereof, which approval shall not be unreasonably withheld, conditioned or delayed.
7.02    Tenant Electricity. Landlord, at Landlord’s sole cost and expense, shall cause the Premises to be separately metered for electricity; provided, however, that if separate metering is not allowed by the utility company, then Landlord instead shall install sub-meters or check meter for the Premises. To the extent the Premises are separately metered, Tenant shall timely pay the separate charges for such electricity service directly to the applicable utility company. To the extent that the electricity service for any portion of the Premises (including, without limitation, air handling units or other HVAC equipment serving the Premises) or any other equipment serving the Premises, whether exclusively or in common, is not metered directly by the utility company to the applicable portion of the Premises, Tenant shall pay to Landlord, as Additional Rent, the costs of such electricity (without mark-up) by a separate charge payable by Tenant to Landlord based on evidence from the check-meters installed for the applicable portion of the Premises or equipment serving the Premises or, for any portion of the Premises or equipment that from time to time does not have operational check-meters, based on reasonable allocations prepared by Landlord’s building engineer for the space and period in question. Tenant shall make estimated monthly payments for any electricity charges payable to Landlord hereunder, in advance on the first day of each month or partial month of the Term, based on amounts estimated by Landlord from time to time for such electricity charges and provided to Tenant in writing, subject to periodic reconciliations based on actual check-meter readings and utility rates for the space and period in question. Without the consent of Landlord, Tenant’s use of electrical service shall not exceed the Building standard usage, per square foot, as reasonably determined by Landlord, based upon the Building standard electrical design load, which design load is five (5) watts (consisting of three (3) watts for receptacles and general power and two (2) watts for lighting) and up to ten (10) watts for HVAC with electric re-heat. For any electricity service that is not metered directly by the utility company to the Premises, Landlord shall have the right to measure electrical usage by commonly accepted methods, including the installation of measuring devices such as submeters and check-meters, which to the extent not in place prior to the Effective Date shall be installed at Landlord’s expense. If it is determined, for any electrical service that is not directly metered by the utility company to the Premises and is not separately check-metered to Tenant pursuant to the foregoing provisions, that Tenant is using electricity in such quantities or during such periods as to cause the total cost of Tenant’s electrical usage, on a monthly, per-rentable-square-foot basis, to materially exceed that which Landlord reasonably believes to be standard for the Building (taking into account historical electrical usage in the Building), Tenant shall pay Landlord Additional Rent for the cost of such excess electrical usage.
7.03    Interruption of Services. Landlord’s failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of maintenance, repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (defined in Section 22.06) (collectively a “Service Failure”) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement, except as provided in the next sentence. If the Premises, or a material portion of the Premises, are made untenantable for a period in excess of five (5) consecutive Business Days as a result of a Service Failure that is reasonably within the control of Landlord to correct, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period following such five (5) Business Day period and ending on the day the service has been restored. If the entire Premises has not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated. This Section shall not apply to any Service Failure arising from a casualty event governed by Section 14 below. Except in the case of an emergency for which no notice shall be required, Landlord shall use reasonable efforts to give Tenant at least five (5) Business Days’ (but in no event less than two (2) Business Days’) prior written notice if Landlord intends to interrupt any services required to be furnished by Landlord under this Lease, and shall use reasonable efforts not to cause a material disruption to Tenant’s business operations in connection therewith.
7.04    Reservations. Without limiting the generality of the foregoing, Landlord reserves the right from time to time to modify components of the access procedures for the Building or other portions of the Property, to change the number of lobby attendants, or to institute, modify, supplement, or discontinue any particular access control procedures or equipment for the Building, whether during or after business hours, provided such changes are consistent with such services for buildings comparable to the Building, as reasonably determined by Landlord. Landlord does not warrant or guarantee the effectiveness of any such system or procedures. Tenant acknowledges that access control procedures from time to time in effect are solely for the convenience of tenants generally and are not intended to secure the Premises or to guarantee the physical safety of any persons in or about the Premises or the Property. Tenant shall be responsible for securing the Premises, including without limitation by Tenant’s installation of access card readers or other security equipment for the Premises in accordance with Exhibit C and/or Section 8 and by restricting or monitoring access into and from the Premises by its employees or other invitees. At the time that any Tenant employee (or other person acting under or through Tenant) who has been issued a Building access card is terminated or otherwise ceases to work at the Premises, Tenant shall retrieve and destroy the Building access card for such person and, in accordance with the Building’s standard procedures, notify the Building’s property manager that such person should be removed from the active list for Building access cards.
7.05    To the extent the entry doors or elevators of the Building are controlled access, Landlord shall provide Tenant with access keys, cards, passes, fobs or codes (as applicable) for each of Tenant’s employees at no charge, provided that Tenant or Tenant’s employees shall be required to pay a fee for any lost or damaged keys or access cards.
7.06    Fitness Center. During the Term, Landlord shall continue to provide and maintain the on-site fitness center, and Tenant’s employees shall have the non-exclusive right, in common with other Building occupants, to use the on-site fitness center, subject to any reasonable rules and regulations promulgated by Landlord from time to time with respect to such fitness center, including without limitation, the execution of waiver forms and the payment of any membership or usage fees.
8.    Alterations.
8.01    Alterations. Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as “Alterations”) in the Premises, without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant shall have the right to make Cosmetic Alterations (as defined below) to the Premises without Landlord’s prior written approval. “Cable” shall mean and refer to any electronic, fiber, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant or any party acting under or through Tenant. Prior to starting work on any Alterations, Tenant shall furnish Landlord with plans and specifications as applicable (which shall be in CAD format if requested by Landlord); names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building and vertical Cable, as may be described more fully below); required permits and approvals; and evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord and naming as additional insureds the Landlord, the managing agent for the Building, and such other Additional Insured Parties (as defined in Section 13) as Landlord may reasonably designate for such purposes, and with respect to any Alterations costing in excess of $300,000.00, any security for performance in amounts reasonably required by Landlord. Landlord may designate specific contractors with respect to oversight, installation, repair, connection to, and removal of vertical Cable; provided, however, Landlord hereby provides its approval of Comcast, Crown Castle and RMON Networks as Tenant’s Cable contractor (but not as service providers unless the same are existing service providers for the Building or are otherwise approved by Landlord) for the Initial Tenant Work and any Alterations. All Cable shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Cable with wire) to show Tenant’s name, suite number, and the purpose of such Cable (i) every 6 feet outside the Premises (specifically including, but not limited to, the electrical room risers and any Common Areas), and (ii) at the termination point(s)

of such Cable. Changes to the plans and specifications must also be submitted to Landlord for its approval. Landlord shall use reasonable efforts to either approve or deny Tenant’s request for approval of Alterations within ten (10) Business Days of receipt of written request by Tenant. In the event that Landlord fails to respond within such ten (10) Business Day period, Tenant may deliver a second written notice, which second written notice shall include the following language in bold, 14-point font and all caps, “ATTENTION: FAILURE BY LANDLORD TO RESPOND WITHIN THREE (3) BUSINESS DAYS OF RECEIPT OF THIS NOTICE SHALL CONSTITUTE DEEMED APPROVAL BY LANDLORD OF THE SUBJECT OF THIS NOTICE” (any such second written notice with such required language in bold, 14-point font and all caps, a “Deemed Approval Reminder”), and if Landlord fails to respond within three (3) Business Days of Landlord’s receipt of such Deemed Approval Reminder, then Landlord’s approval of such Alterations shall be deemed granted. Alterations shall be constructed in a good and workmanlike manner using materials of a first class quality or otherwise as reasonably approved by Landlord, and Tenant shall ensure that no Alteration impairs any Building system or Landlord’s ability to perform its obligations hereunder. Tenant shall reimburse Landlord for any reasonable third-party expenses actually incurred by Landlord in connection with the review of Tenant’s plans for Alterations and, except for Cosmetic Alterations, shall pay to Landlord or its managing agent a fee for Landlord’s administrative oversight and coordination of any Alterations equal to 2.5% of the hard costs of the Alterations. Upon completion, Tenant shall furnish “as-built” plans (in CAD format, if requested by Landlord) for Alterations, customary AIA completion affidavits, full and final waivers of lien, any applicable certificate of occupancy for the space affected by such Alterations, and any other items required under the Building’s construction rules and regulations for closing out the particular work in question. Landlord’s approval of an Alteration shall not be deemed to be a representation by Landlord that the Alteration complies with Law or will not adversely affect any Building system. If any Alteration requires any change to the Base Building, any Building system, or any Common Area, then such changes shall be made at Tenant’s sole cost and expense and performed, at Landlord’s election, either by Tenant’s contractor or a contractor engaged by Landlord, provided that Tenant shall not be required to pay in excess of market rates. Notwithstanding the foregoing, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the Base Building (defined in Section 5); and (d) does not require work to be performed inside the walls or above the ceiling of the Premises. Cosmetic Alterations shall be subject to all the other provisions of this Section 8.01, to the extent applicable thereto, but for purposes of clarification, shall not be subject to the 2.5% administrative fee.
8.02    Liens. Tenant shall not cause or permit any mechanics’ or other liens to be placed upon the Property, the Premises, or Tenant’s leasehold interest hereunder in connection with any work or service done or purportedly done by or for the benefit of Tenant, its subtenants, or any other party acting under or through Tenant. Tenant shall give Landlord notice at least ten (10) days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within ten (10) Business Days after written notice from Landlord, shall fully discharge any such lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to timely discharge such lien within such period, Tenant shall be deemed in Default under this Lease and, in addition to any other remedies available to Landlord as a result of such Default by Tenant, Landlord, at its option, may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord to discharge such lien, including, without limitation, reasonable attorneys’ fees. Landlord shall have the right to require Tenant to post a performance or payment bond in connection with any work or service performed by or for the benefit of Tenant for any Alterations (other than with respect to Tenant’s Initial

Work, for which no performance or payment bonds shall be required) costing more than $300,000.00 in the aggregate per project. Tenant acknowledges and agrees that all such work or service is being performed for the sole benefit of Tenant and not for the benefit of Landlord.
8.03    Leasehold Improvements. All Leasehold Improvements shall, except as expressly provided in this Lease, remain upon the Premises at the end of the Term without compensation to Tenant. “Leasehold Improvements” shall mean and include all Initial Tenant Work, Alterations and other leasehold improvements from time to time existing in or made to the Premises, including without limitation any such leasehold improvements (if any) that exist as of the applicable Delivery Date or Term Commencement Date under this Lease or that are made by or for the benefit of Tenant (or any party acting under or through Tenant) before the Term Commencement Date or thereafter from time to time during the Term. Landlord, by written notice to Tenant at the time of its approval of the Initial Tenant Work or Alteration, as applicable, may require Tenant, at Tenant’s expense, to remove any Initial Tenant Work or Alteration or portion thereof that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (“Required Removables”). Required Removables shall include, without limitation, internal stairways, raised floors, private baths and showers, vaults, rolling file systems, structural alterations and modifications and any Cable installed by or on behalf of Tenant, but shall specifically exclude, without limitation, any Cable existing as of the applicable Delivery Date for each Phase Premises. If Landlord fails to notify Tenant of the requirement to remove such Initial Tenant Work, Alteration or portion thereof at the time of its approval, such Initial Tenant Work or Alteration shall be deemed not to be a Required Removable, and Tenant shall have no obligation to remove it at the end of the
8.04    Term. The Required Removables shall be removed by Tenant before the expiration or earlier termination of this Lease in accordance with Section 20. For purposes of clarity, any internal stairwells in the Premises existing as of the Delivery Date for each Phase Premises shall remain in the Premises at the end of the Term and in no event shall Tenant be liable for the removal or restoration thereof.
9.    Repairs and Maintenance.
9.01    Tenant Obligations. Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair. Tenant shall promptly provide Landlord with notice of any such conditions. Tenant, at its sole cost and expense, shall perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) Alterations (described in Section 8); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving the Premises or any portion thereof, whether such items are installed by Tenant or are currently existing in the Premises; and (g) any Cable. Tenant shall maintain in effect throughout the Term maintenance contracts for any such supplemental air conditioning units or other specialty equipment exclusively serving the Premises and, from time to time upon Landlord’s written request, provide Landlord with a copy of such maintenance contract and reasonable evidence of its service record. All repairs and other work performed by Tenant or its contractors, including that involving Cable, shall be subject to the terms of Section 8.01 above. If Tenant fails to commence repairs to the Premises within fifteen (15) days after written notice from Landlord (although notice shall not be required in an emergency) and diligently prosecute the same to completion, Landlord may make the repairs, and, within thirty (30) days after demand, Tenant shall pay to Landlord the reasonable, actual cost of the repairs, together with an administrative charge in an amount equal to one percent (1%) of the hard cost of the repairs.
9.02    Landlord Obligations. Landlord shall keep and maintain in good repair and working order, and perform maintenance upon (a) the structural elements of the Building; (b) the mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building and the Premises (excluding such systems, if any, to the extent exclusively serving the Premises as set forth in Section 9.01); (c) the Common Areas, including without limitation the Common Area restrooms; (d) the roof of the Building; (e) the exterior windows of the Building; (f) the elevators serving the Building; (g) the fitness center in the Building if and for so long as Landlord elects, in Landlord’s discretion, to operate the same for the shared use of Building occupants. Subject to reasonable wear and tear, Landlord shall from time to time make repairs for which Landlord is responsible hereunder. Landlord hereby agrees that, except to the extent triggered by Tenant’s use or any improvements made by or on behalf of Tenant, Tenant shall have no responsibility for failure of the Premises, Building or the Common Areas to comply with applicable Laws which are in effect and applicable to the Premises, Building or the Common Areas as of the Term Commencement Date, including any costs or fees required to cause such areas to be in compliance with applicable Laws.
10.    Entry by Landlord.
Landlord may enter the Premises to inspect, show (during Building Service Hours), clean, perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building. Except in emergencies or to provide Building services, Landlord shall provide Tenant with at least one (1) Business Day’s prior written notice of entry. At Tenant’s election, Landlord shall be escorted by a representative of Tenant within the Premises during any such access, provided that Tenant makes such representative available during such access. In connection with any such entry for non-emergency work performed during Building Service Hours, Landlord shall use commercially reasonable efforts, consistent with the operation of a first-class high rise building, not to unreasonably interfere with Tenant’s use of the Premises. If reasonably necessary and on prior written notice to Tenant (except in emergencies), Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions; provided, that, except in emergencies, any such work that would prevent the use of more than a de minimis portion of the Premises during Building Service Hours will be performed on weekends or after Building Service Hours. Any such entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent. Notwithstanding anything to the contrary, during the portion of the Term prior to the last twelve (12) months of the Term, Landlord shall not show or grant access to the Premises to Adobe, Inc.; AWeber Communications; Constant Contact, Inc.; DotDigital Group Pic; Avenue 81, Inc. d/b/a Drip; Emarsys eMarketing Systems AG; Listrak, Inc.; Rocket Science Group D/b/a Mailchimp; Salesforce.com, Inc.; Zaius, Inc.; or their successors (“Tenant Competitors”), without Tenant’s prior written consent, which consent may be withheld in Tenant’s sole discretion; provided, however, that Tenant’s prior written consent shall not be required with respect to any access by any Tenant Competitor in the last twelve (12) months of the Term; provided, however at Tenant’s election, such parties shall be escorted by a representative of Tenant within the Premises during any such access. Tenant shall have the right to provide Landlord written notice of an updated list of Tenant Competitors from time to time during the Term, provided that such updated list shall be limited to e-commerce marketing companies or such other companies engaged in a primary business competitive with Tenant’s primary business, and the total number of Tenant Competitors shall not exceed ten (10) entities at any time.

11.    Assignment and Subletting.
11.01    Transfers. Except in connection with a Permitted Transfer (defined in Section 11.04), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use all or any portion of the Premises (in each such case, collectively or individually, a “Transfer” to a “Transferee”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights under Section 11.02. Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld if the proposed Transferee (a) is a governmental entity, (b) is an occupant of the Building and there is comparable space available for such occupant to lease for a comparable term, (c) whether or not an occupant of the Building, has been in active discussions with Landlord regarding the leasing of space within the Building within the preceding six months and there is comparable space available for such occupant to lease for a comparable term, (d) is incompatible with the character of occupancy of the Building as determined in Landlord’s reasonable discretion, (e) is an entity with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits, or (f) would subject the Premises to a use which would: (i) involve increased personnel or wear upon the Building beyond that of a standard office tenant; (ii) violate any exclusive right granted to another tenant of the Building (as of the Effective Date hereof, no exclusive use rights exist); (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements, except that the foregoing shall not be construed to prohibit Transfers that may involve the installation of standard demising walls and other standard office improvements, provided that any such proposed work shall be subject to the terms and conditions of this Lease; or (iv) cause a violation of the Permitted Use clauses of this Lease. If more than fifty percent (50%) of the voting shares/rights of Tenant (other than through the ownership of voting securities listed on a recognized securities exchange) changes at any time, such change of ownership or control shall constitute a Transfer. Any Transfer in violation of this Section shall, at Landlord’s option, be deemed a Default by Tenant as described in Section 16.01, and shall be voidable by Landlord. In no event shall any Transfer, including a Permitted Transfer, release or relieve Tenant from any obligation under this Lease, and the Tenant originally named in this Lease shall remain primarily liable for the performance of the tenant’s obligations under this Lease, as amended from time to time.
11.02    Process. Tenant shall provide Landlord with copies of the most recent financial statements for the proposed Transferee (or, in the case of a change of ownership or control, for the proposed new controlling entity(ies)), a fully executed copy of the proposed assignment, sublease, or other Transfer documentation, and such other information as Landlord may reasonably request. Within fifteen (15) days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) reasonably refuse to consent to the Transfer in writing; or (c) in the event of a proposed assignment of this Lease or subletting of all or part of the Premises, and such Transfer is not a Permitted Transfer, recapture such portion of the Premises that Tenant is proposing to Transfer, provided that, with respect to a sublease for a term that is less than the balance of the Term (as may have been extended by Tenant pursuant to the terms and conditions of this Lease), such recapture shall be limited to the term of such sublease. If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or if the entire Premises is being sublet for the balance of the Term (as may have been extended by Tenant pursuant to the terms and conditions of this Lease) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer until the end of the term of such Transfer, although Landlord may require Tenant to execute a reasonable and mutually agreed upon amendment or other document reflecting such reduction or termination. If Landlord fails to respond within such fifteen (15) day period, Tenant may deliver a Deemed Approval Reminder, and if Landlord fails to respond within three (3) Business Days of Landlord’s receipt of such Deemed Approval Reminder, then Landlord’s approval of the proposed Transfer shall be deemed granted. Tenant shall pay to Landlord the reasonable costs and attorneys’ fees incurred by Landlord in connection with such requested Transfer, which shall in no event be greater than $5,000.
11.03    Excess Payments. In connection with any Transfer that is not a Permitted Transfer, in the event, if any, that (i) all rent and other consideration which Tenant receives as a result of a Transfer exceeds (ii) the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer, then Tenant shall, at Landlord’s election, pay to Landlord an amount equal to fifty percent (50%) of such excess, from time to time on a monthly basis upon Tenant’s receipt of such excess; provided that in determining any such excess, Tenant may deduct from the excess, if and when the same are incurred, all reasonable and customary expenses directly incurred by Tenant in connection with such Transfer, including without limitation tenant improvement allowances, abatement to subtenant and brokerage commissions. If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant’s share of payments received by Landlord.
11.04    Permitted Transfers. Notwithstanding anything herein to the contrary, Tenant may assign this Lease to a successor to Tenant by merger, consolidation, reorganization or the purchase/acquisition of all or substantially all of Tenant’s assets, or with respect to a corporation whose stock is publicly traded, the transfer of a controlling interest in the outstanding stock of Tenant, or assign this Lease or sublet all or a portion of the Premises to an Affiliate (defined below), without the consent of Landlord, provided that all of the following conditions are satisfied (a “Permitted Transfer”): (a) Tenant must not be in Default; (b) Tenant must give Landlord written notice at least ten (10) Business Days before such Transfer (except in the event Tenant is not permitted to provide such notice due to the terms of a confidentiality agreement or by applicable Laws, in which case Tenant will provide Landlord with written notice within ten (10) Business Days following the date of such Transfer); and (c) except in the case of a sublease to an Affiliate, the Credit Requirement (defined below) must be satisfied. Tenant’s notice to Landlord shall include information and documentation evidencing that the Transfers qualifies as a Permitted Transfer hereunder and that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign and deliver to Landlord a commercially reasonable form of assumption agreement. “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant. The “Credit Requirement” shall be deemed satisfied if, as of the date immediately preceding the date of the Permitted Transfer, the financial strength of (i) the entity with which Tenant is to merge or consolidate or to which the Lease is otherwise to be assigned or (ii) the purchaser of all or substantially all of the assets of Tenant is not less than that of Tenant as of the Effective Date, as determined (x) based on credit ratings of such entity by both Moody’s and Standard & Poor’s (or by either such agency alone, if applicable ratings by the other agency do not exist), or (y) if such credit ratings do not exist, then in accordance with certified financial statements for such entity covering its last two fiscal years ending before the Transfer. In the event that, at any time after a Permitted Transfer, the Affiliate to which the Permitted Transfer is made ceases to qualify as an Affiliate of the original Tenant, such event shall be deemed a Transfer that is subject to the provisions of Sections 11.01, 11.02, and 11.03 above.
11.05    Prohibited Matters. Without limiting Landlord’s right to withhold its consent to any transfer by Tenant, and regardless of whether Landlord shall have consented to any such transfer, neither Tenant nor any other person having an interest in the possession, use or occupancy of the Premises or any part thereof shall enter into any lease, sublease, license, concession, assignment or other transfer or agreement for possession, use or occupancy of all or any portion of the Premises which provides for rent or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person or entity from the space so leased, used or occupied, and any such purported lease, sublease, license, concession, assignment or other transfer or agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use or occupancy of all or any part of the Premises.
11.06    Notwithstanding anything in this Lease to the contrary, provided there does not exist a Default by Tenant hereunder, without being subject to Landlord’s rights and Tenant’s obligations set forth in this Section 11, upon not less than five (5) days’ prior written notice thereof to Landlord, but without Landlord’s consent, Tenant may permit Office Sharing (as hereinafter defined), without the same constituting a subletting within the meaning of this Section. The term “Office Sharing” shall mean the use of portions of the Premises as “desk space” for uses permitted under this Lease only and otherwise in compliance with the terms, covenants and conditions of this Lease, not to exceed twenty-five (25) “desk spaces” at any given time, and which “desk spaces” shall not be separately demised and shall not have separate means of ingress to or egress from the public corridors of the Building, by occupants that have an on-going business relationship with Tenant such as current clients, vendors and contractors of Tenant (the “Shared User(s)”) pursuant to a written license or other written occupancy agreement, which agreement, by its express terms, shall be subject and subordinate to this Lease and shall terminate automatically upon the termination of this Lease. Tenant shall provide Landlord with a copy of each such license or occupancy agreement together with Tenant’s prior written notice of such Office Sharing. Tenant agrees to notify Landlord, promptly upon Landlord’s written request therefor from time to time, as to the amount (which shall not exceed twenty-five (25) at any given time) and the identities of the Shared User(s) then in occupancy. In no event shall the use of any portion of the Premises by any such Shared User create or be deemed to create any right, title or interest of such Shared User in any portion of the Premises or this Lease, and any such Office Sharing shall not give rise to a landlord-tenant relationship between Landlord and any Shared User. Tenant’s commercial general liability insurance pursuant to Section 13 shall cover each Shared User and Tenant shall indemnify and hold Landlord harmless from and against any and all claims, actions, suits, liabilities, losses, damages, costs, charges, attorneys’ fees, and other expenses of every nature and character which Landlord shall or may sustain or incur by reason of any claim or demand that may be made as a result of, or in any way related to, any Shared User’s use or occupancy of “desk space” in the Premises. Under no circumstances shall any persons or entities engaged in Office Sharing have any right to exterior Building signage or any separate identification in the elevator lobby or any entrance to the Premises.
12.    Notices.
All demands, approvals, consents or notices (collectively referred to as a “notice”) shall be in writing and delivered by hand or sent by registered, express, or certified mail, with return receipt requested or with delivery confirmation requested from the U.S. postal service, or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Section 1. If the Building is closed (whether due to emergency, governmental order or any other reason), then any notice address at the Building shall not be deemed a required notice address during such closure, and, unless Tenant has provided an alternative valid notice address to Landlord for use during such closure, any notices sent during such closure may be sent via e-mail or in any other practical manner reasonably designed to ensure receipt by the intended recipient. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, three (3) Business Days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

13.    Indemnity and Insurance.
13.01    Indemnification.
(a)    Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), subject to the terms and provisions of Section 13.04 and to the maximum extent permitted under applicable law, Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (collectively referred to as “Losses”), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, its trustees, managers, members, principals, beneficiaries, partners, officers, directors, employees and agents (the “Tenant Related Parties”) or any of Tenant’s transferees, contractors or licensees. To the maximum extent permitted under applicable law, Tenant hereby waives all claims against and releases Landlord and its trustees, managers, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined in Section 21) and agents (the “Landlord Related Parties”) from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, or (d)the inadequacy or failure of any security or protective services, personnel or equipment; provided, however, the foregoing shall not waive any claims against Landlord or Landlord Related Parties to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord Related Parties, subject to the terms and provisions of Section 13.04.
(b)    Except to the extent caused by the gross negligence or willful misconduct of Tenant or any Tenant Related Parties, subject to the terms and provisions of Section 13.04, and to the maximum extent permitted under applicable law, Landlord shall indemnify, defend and hold Tenant and Tenant Related Parties harmless against and from all Losses, which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Common Areas to the extent caused by the negligence or willful misconduct of Landlord or the Landlord Related Parties, or occurring in the Premises to the extent caused by the gross negligence or willful misconduct of Landlord or the Landlord Related Parties.
13.02    Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts throughout the Term (and during any other periods before or after the Term during which Tenant or any Tenant Related Party enters into or occupies all or any portion of the Premises):
(a)    Commercial General Liability Insurance covering claims of bodily injury, personal injury and property damage arising out of Tenant’s operations and contractual liabilities, including coverage formerly known as broad form, on an occurrence basis, with minimum primary limits of $1,000,000 each occurrence and $2,000,000 annual aggregate and a minimum excess/umbrella limit of $5,000,000.00.
(b)    Property insurance covering (i) Tenant’s Property (as defined below), and (ii) any Leasehold Improvements in the Premises, whether installed by or for the benefit of Tenant under this Lease or any prior lease or other agreement to which Tenant was a party or otherwise (“Tenant-Insured Improvements”). Such insurance shall be written on a special cause of loss form for physical loss or damage, for the full replacement cost value (subject to reasonable deductible amounts) without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.
(c)    Worker’s Compensation and Employer’s Liability or other similar insurance to the extent required by Law.
The minimum limits of insurance required to be carried by Tenant shall not limit Tenant’s liability. Such insurance shall (i) be issued by an insurance company that has an A.M. Best rating of not less than A-VIII; (ii) be in form and content reasonably acceptable to Landlord; and (iii) provide that it shall not be canceled or materially changed without thirty (30) days’ prior notice to Landlord, except that ten (10) days’ prior notice may be given in the case of nonpayment of premiums. Tenant’s Commercial General Liability Insurance shall (a) name Landlord, Landlord’s managing agent and any other party designated by Landlord by written notice to Tenant (“Additional Insured Parties”) as additional insureds; and (b) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with Tenant’s insurance. Landlord shall be designated as a loss payee with respect to Tenant’s property insurance on any Tenant-Insured Improvements. Tenant shall deliver to Landlord, on or before the Term Commencement Date and at least fifteen (15) days before the expiration dates thereof, certificates from Tenant’s insurance company on the forms currently designated “ACORD 28” (Evidence of Commercial Property Insurance) and “ACORD 25-S” (Certificate of Liability Insurance) or the equivalent. Attached to the ACORD 25-S (or equivalent) there shall be an endorsement naming the Additional Insured Parties as additional insureds which shall be binding on Tenant’s insurance company and shall expressly require the insurance company to notify each Additional Insured Party in writing at least thirty (30) days before any termination or material change to the policies, except that ten (10) days’ prior notice may be given in the case of nonpayment of premiums. Notwithstanding the foregoing, if the foregoing requirement that the insurance company provide prior notice to Landlord of cancellation or material change of the applicable policy cannot reasonably be obtained based on then- prevailing insurance industry practices, Tenant shall so advise Landlord of such unavailability and shall instead provide Landlord with notice of any such cancellation or material change as provided above. Upon Landlord’s request, Tenant shall deliver to Landlord, in lieu of such certificates, copies of the policies of insurance required to be carried under Section 13.02 showing that the Additional Insured Parties are named as additional insureds.
Tenant shall maintain such increased amounts of the insurance required to be carried by Tenant under this Section 13.02, and such other types and amounts of insurance covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but not in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building.
13.03    Tenant’s Property.
(a)    All furnishings, fixtures, equipment, and other personal property and effects of Tenant and of all persons claiming through Tenant which from time to time may be on the Premises or elsewhere in the Building or in transit thereto or therefrom (collectively, “Tenant’s Property”) shall be at the sole risk of Tenant to the maximum extent permitted by law and shall be kept insured by Tenant throughout the Term (and during any other periods before or after the Term during which Tenant or any Tenant Related Party enters into or occupies all or any portion of the Premises) at Tenant’s expense in accordance with Section 13.02. Tenant’s Property expressly includes all business fixtures and equipment, including without limitation any security or access control systems installed for the Premises, filing cabinets and racks, removable cubicles and partitions, kitchen equipment, computers and related equipment, raised flooring, supplemental cooling equipment, audiovisual and telecommunications equipment, non-building standard signage, and other tenant equipment installations, in each case including related conduits, cabling, and brackets or mounting components therefor and any connectors to base building systems and in each case whether installed or affixed in or about the Premises, in building core areas, or elsewhere in the Building.
(b)    In the event that any lender of Tenant secures its loan to Tenant with a lien on Tenant’s personal property, Landlord agrees to execute a subordination agreement, in form reasonably acceptable to such lender and Landlord, pursuant to which Landlord subordinates to such lender’s lien, any statutory or other lien rights granted by or under any present or future law which Landlord may claim to have in all of Tenant’s Property, except for any rights set forth herein, no matter how arising, including all rights of levy or distraint for rent. Notwithstanding the foregoing, if Landlord obtains a judgment against Tenant, to the extent permitted by law, Landlord may enforce said judgment by attachment of or execution against Tenant’s Property. The foregoing subordination by Landlord shall in no way constitute or be construed as a waiver or subordination by Landlord of any of its rights to enforce any judgment against Tenant’s cash, accounts, or other financial assets or intangible assets
13.04    Waiver of Subrogation. Subject to Section 14, each party waives, and shall cause its insurance carrier to waive, any right of recovery against the other for any loss of or damage to property which loss or damage is (or, if the insurance required hereunder had been carried, would have been) covered by insurance. For purposes of this Section 13.04, any deductible or self-insured retention with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance.
13.05    Landlord’s Insurance. During the Term, Landlord shall maintain (i) so-called “All-Risk” insurance on the Building (excluding Tenant-insured improvements) in the amount of the full replacement cost thereof and (ii) such commercial general liability insurance consistent with coverages maintained by comparable landlords of comparable buildings in the Boston submarket.
14.    Casualty Damage.
14.01    Casualty. If all or any portion of the Premises becomes untenantable or inaccessible by fire or other casualty to the Premises or the Common Areas (collectively a “Casualty”), Landlord, with reasonable promptness, shall cause a general contractor selected by Landlord to provide Landlord with a written estimate of the amount of time required, using standard working methods, to substantially complete the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises (“Completion Estimate”). Landlord shall promptly forward a copy of the Completion Estimate to Tenant. If the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within two hundred ten (210) days from the date the repair is started, then either party shall have the right to terminate this Lease upon written notice to the other within ten (10) days after Tenant’s receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the Casualty was caused by the negligence or intentional misconduct of Tenant or any Tenant Related Parties. In addition, Landlord, by notice to Tenant within ninety (90) days after the date of the Casualty, shall have the right to terminate this Lease if: (1) the Premises have been materially damaged and less than two (2) years of the Term remain after the date of the Casualty; (2) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (3) a material uninsured loss to the Building or Premises occurs, provided that the foregoing shall not apply to a loss that is uninsured due to a failure by Landlord to carry standard casualty insurance on the Building.
14.02    Restoration. If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, restore the Premises and Common Areas, subject to the following provisions. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord. Notwithstanding Section 13.04, upon notice from Landlord, Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s insurance with respect to any Leasehold Improvements; provided if the estimated cost to repair such Leasehold Improvements exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repairs. Within fifteen (15) days after demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs to such Leasehold Improvements. In no event shall Landlord be required to spend more for the restoration of the Premises and Common Areas than the proceeds received by Landlord, whether from Landlord’s insurance proceeds or proceeds from Tenant. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant’s business resulting in any way from the Casualty or the repair thereof. Provided that Tenant is not in Default, during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant. Notwithstanding the foregoing, Landlord may, at its election, require Tenant to perform the restoration work for the Leasehold Improvements, in which event Tenant shall be responsible for performing the restoration work (including any revisions thereto that Tenant may wish to make, pursuant to plans approved by Landlord under Section 8) and the rent abatement period under the preceding sentence shall not exceed the period of time required to diligently perform the restoration of the existing Leasehold Improvements.
14.03    Insurance Proceeds. If this Lease is terminated by either party on account of any Casualty as provided in this Article 14, then Tenant shall pay to Landlord (by assignment or otherwise) the insurance proceeds paid or payable to Tenant under the policy(ies) referred to in Section 13.02(b) on account of the damage to or loss of the Leasehold Improvements in the Premises; however, from any such proceeds actually received by Tenant, Tenant shall be entitled to retain an amount equal to the unamortized portion (amortized over the initial Term on a straight-line basis) of the hard costs paid by Tenant to perform such Leasehold Improvements (after deduction of the Tenant Work Allowance and any other work allowance or contribution paid by Landlord for such Leasehold Improvements).
15.    Condemnation.
Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building. The terminating party shall provide written notice of termination to the other party within forty five (45) days after it first receives notice of the Taking. The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority. If this Lease is not terminated, Base Rent and Tenant’s Proportionate Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises.

All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds are expressly waived by Tenant, provided, however, Tenant may file a separate claim for Tenant’s Property and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking.
16.    Events of Default.
16.01    Default. In addition to any other Default specifically described in this Lease, each of the following occurrences shall be a “Default”: (a) Tenant’s failure to pay any portion of Rent when due, if the failure continues for seven (7) Business Days after written notice to Tenant (“Monetary Default”); (b) Tenant’s failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within thirty (30) days after written notice to Tenant provided, however, if Tenant’s failure to comply cannot reasonably be cured within such thirty-(30)-day period, Tenant shall be allowed additional time (not to exceed an additional sixty (60) days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within such thirty-(30)-day period and diligently pursues the cure to completion; (c) Tenant effects or permits a Transfer without Landlord’s required approval or otherwise in violation of Section 11 of this Lease; (d) Tenant or any guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; (e) the leasehold estate is taken by process or operation of Law; or (f) if a receiver, guardian, conservator, trustee in bankruptcy or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant’s or any guarantor’s property and such appointment is not discharged within ninety (90) days thereafter, or if a petition including, without limitation, a petition for reorganization or arrangement is filed by Tenant or any guarantor under any bankruptcy law or is filed against Tenant or any guarantor and, in the case of a filing against Tenant only, the same shall not be dismissed within ninety (90) days from the date upon which it is filed. All notices sent under this Section shall be in satisfaction of, and not in addition to, any notice required by Law.
16.02    Remedies. Upon the occurrence of any Default, Landlord may, immediately or at any time thereafter, elect to terminate this Lease by notice of termination, by entry, or by any other means available under law and may recover possession of the Premises as provided herein. Upon termination by notice, by entry, or by any other means available under law, Landlord shall be entitled immediately, in the case of termination by notice or entry, and otherwise in accordance with the provisions of law to recover possession of the Premises from Tenant and those claiming through or under the Tenant. Such termination of this Lease and repossession of the Premises shall be without prejudice to any remedies which Landlord might otherwise have for arrears of rent or for a prior breach of the provisions of this Lease. Tenant waives any statutory notice to quit and equitable rights in the nature of further cure or redemption, and Tenant agrees that upon Landlord’s termination of this Lease Landlord shall be entitled to re-entry and possession in accordance with the terms hereof. Landlord may, without notice, store Tenant’s personal property (and those of any person claiming under Tenant) at the expense and risk of Tenant or, if Landlord so elects, Landlord may sell such personal property at public auction or auctions or at private sale or sales after thirty (30) days’ prior written notice to Tenant and apply the net proceeds to the earliest of installments of rent or other charges owing Landlord. Tenant agrees that a notice by Landlord alleging any default shall, at Landlord’s option (the exercise of such option shall be indicated by the inclusion of the words “notice to quit” in such notice), constitute a statutory notice to quit. If Landlord exercises its option to designate a notice of default hereunder as a statutory notice to quit, any grace periods provided for herein shall run concurrently with any statutory notice periods. Tenant further agrees that it shall not interpose any counterclaim or set-off in any summary proceeding or in any action based in whole or in part on non-payment of Rent, unless Tenant would have no right to commence an independent proceeding to seek to recover on account of such claim.
16.03    Reimbursement of Expenses. In the case of termination of this Lease pursuant to this Section 16, Tenant shall reimburse Landlord for all reasonable expenses arising out of such termination, including without limitation, all actual costs incurred in collecting amounts due from Tenant under this Lease (including reasonable attorneys’ fees, costs of litigation and the like); all reasonable expenses incurred by Landlord in attempting to relet the Premises or parts thereof (including advertisements, brokerage commissions, Tenant’s allowances, costs of preparing space, and other normal, reasonable and customary market expenses); and all of Landlord’s then unamortized costs of any work allowances provided to Tenant for the Premises. The reimbursement from Tenant shall be due and payable within thirty (30) days of written notice from Landlord that an expense has been incurred, without regard to whether the expense was incurred before or after the termination.
16.04    Damages. Landlord may elect by written notice to Tenant within one year following such termination to be indemnified for loss of rent by a lump sum payment representing the then present value of the amount of rent and additional charges which would have been paid in accordance with this Lease for the remainder of the Term minus the then present value of the aggregate fair market rent and additional charges payable for the Premises for the remainder of the Term (if less than the rent and additional charges payable hereunder), estimated as of the date of the termination, and taking into account reasonable projections of vacancy and time required to re-lease the Premises. (For the purposes of calculating the rent which would have been paid hereunder for the lump sum payment calculation described herein, the last full year’s Additional Rent under Section 4 is to be deemed constant for each year thereafter. The Federal Reserve discount rate (or equivalent) shall be used in calculating present values.) Should the parties be unable to agree on a fair market rent, the matter shall be submitted, upon the demand of either party, to the Boston, Massachusetts office of the American Arbitration Association, with a request for arbitration in accordance with the rules of the Association by a single arbitrator who shall be an MAI appraiser with at least ten years’ experience as an appraiser of major office buildings in downtown Boston. The parties agree that a decision of the arbitrator shall be conclusive and binding upon them. If and for so long as Landlord does not make the election provided for in this Section 16.04 above, Tenant shall indemnify Landlord for the loss of rent by a payment at the end of each month which would have been included in the Term, representing the excess of the rent which would have been paid in accordance with this Lease (i.e., Base Rent and Additional Rent that would have been payable to be ascertained monthly) over the rent actually derived from the Premises by Landlord for such month (the amount of rent deemed derived shall be the actual amount less any portion thereof attributable to Landlord’s reletting expenses described in Section 16.03 which have not been reimbursed by Tenant thereunder).
In lieu of the damages, indemnity, and full recovery by Landlord of the sums payable under the foregoing provisions of this Section 16.04, Landlord may, by written notice to Tenant within six months after termination under any of the provisions contained in Section 16 and before such full recovery, elect to recover, and Tenant shall thereupon pay, as minimum liquidated damages under this Section 16.04, an amount equal to (i) the aggregate of the Base Rent and Additional Rent for the twelve-month period ending one year after the termination date (or, if lesser, for the balance of the Term had it not been terminated), plus (ii) the amount of Base Rent and Additional Rent of any kind accrued and unpaid at the time of termination, and minus (iii)the amount of any recovery by Landlord under the foregoing provisions of this Section 16 up to the time of payment of such liquidated damages (but reduced by any amounts of reimbursement under Section 16.03). The amount under clause (i) represents a reasonable forecast of the minimum damages expected to occur in the event of a breach, taking into account the uncertainty, time and cost of determining elements relevant to actual damages, such as fair market rent, time and costs that may be required to re-lease the Premises, and other factors. Liquidated damages hereunder shall not be in lieu of any claims for reimbursement under Section 16.03.
Free rent amounts, rent holidays, rent waivers, rent forgiveness’s and the like (collectively “Free Rent Amounts”), if any, have been agreed to by Landlord as inducements for Tenant to enter into and faithfully to perform all of its obligations contained in this Lease (excluding abatements due to Casualty or Service Interruptions). For all purposes under this Lease, upon the occurrence of any event under Section 16.01 and the lapse of any applicable grace or notice period, any Free Rent Amounts set forth in this Lease shall be deemed void as of the date of execution hereof as though such Free Rent Amounts had never been included in this Lease, and calculations of amounts due hereunder, damages and the like shall be determined accordingly. The foregoing shall occur automatically without the requirement of any further notice or action by Landlord not specifically required by Section 16.01, whether or not this Lease is then or thereafter terminated on account of the event in question, and whether or not Tenant thereafter corrects or cures any such event.
Any obligation imposed by law upon Landlord to relet the Premises after any termination of the Lease shall be subject to the reasonable requirements of Landlord to lease to high quality tenants on such terms as Landlord may from time to time deem appropriate and to develop the Building in a harmonious manner with an appropriate mix of uses, tenants, floor areas and terms of tenancies, and the like, and Landlord shall not be obligated to relet the Premises to any party to whom Landlord or its affiliate may desire to lease other available space in the Building.
16.05    Curative Action. If Tenant is in Default of any of its non-monetary obligations under this Lease, Landlord shall have the right, but not the obligation, to perform any such obligation. Tenant shall reimburse Landlord for the cost of such performance upon demand, together with an administrative charge equal to five percent (5%) of the cost of the work performed by Landlord.
16.06    Claims in Bankruptcy. Nothing herein shall limit or prejudice the right of Landlord to prove and obtain in a proceeding for bankruptcy, insolvency, arrangement or reorganization, by reason of the termination, an amount equal to the maximum allowed by a statute or law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount is greater to, equal to, or less than the amount of the loss or damage which Landlord has suffered.
16.07    Late Charges and Fees. If Tenant does not pay any Rent when due hereunder, then without notice and in addition to all other remedies hereunder, Tenant shall pay to Landlord interest on such unpaid amount at the rate of one and one-half percent (1.5%) per month from the date such amount was due until the date paid (which interest, as accrued to date, shall be payable from time to time upon Landlord’s written demand); provided, however, in no event shall such interest exceed the maximum amount permitted to be charged by applicable law. Notwithstanding the foregoing, Tenant shall be entitled to a grace period of five (5) days for the first late payment of Rent in any twelve-(12)-month period prior to the imposition of the foregoing amounts. In addition, Tenant shall pay to Landlord a reasonable fee for any checks returned by Tenant’s bank for any reason.
16.08    Enforcement Costs. Tenant shall pay to Landlord, as Additional Rent, the costs and expenses, including reasonable attorneys’ fees, incurred in enforcing any obligations of Tenant under this Lease with which Tenant has failed to comply.

16.09    General. The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy, and each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at law or in equity. Without limiting the generality of the foregoing, in addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by court order of the violation or attempted or threatened violation of any of the provisions of this Lease or of applicable Law or to a decree compelling specific performance of any such provisions.
17.    Limitation of Liability.
17.01    Landlord’s Liability. Tenant agrees from time to time to look only to Landlord’s interest in the Building for satisfaction of any claim against Landlord hereunder or under any other instrument related to the Lease (including any separate agreements among the parties and any notices or certificates delivered by Landlord) and not to any other property or assets of Landlord. If Landlord from time to time transfers its interest in the Building (or part thereof which includes the Premises), then from and after each such transfer Tenant shall look solely to the interests in the Building of each of Landlord’s transferees for the performance of all of the obligations of Landlord hereunder (or under any related instrument). The obligations of Landlord shall not be binding on any direct or indirect partners (or members, trustees or beneficiaries) of Landlord or of any successor, individually, but only upon Landlord’s or such successor’s interest described above. If Landlord shall refuse or fail to provide any consent or approval for any matter for which Landlord’s consent or approval is required under this Lease or is otherwise requested by Tenant, Landlord shall not be liable for damages as a result thereof, and Tenant’s sole remedy to enforce any alleged obligation of Landlord to provide such consent or approval shall be an action for specific performance, injunction, or declaratory relief. Landlord acknowledges and agrees that no partner, member, director, officer, employee or agent of Tenant shall have any personal liability for Tenant’s obligations under the Lease, and that Landlord shall look solely to the assets of the Tenant (and or any guarantor) in the event of any claim under this Lease.
17.02    Assignment of Rents.
(a)    With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and, except as aforesaid, such holder shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises.
(b)    In no event shall the acquisition of Landlord’s interest in the Property by a purchaser which, simultaneously therewith, leases Landlord’s entire interest in the Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor.

(c)    Except as provided in paragraph (b) of this Section 17.02, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder, but only to the extent Landlord’s obligations hereunder have been assumed in writing by such successor. Tenant hereby agrees to enter into such agreements or instruments as may, from time to time, be requested in confirmation of the foregoing.
17.03    Landlord Default. In the event Tenant alleges that Landlord is in default under any of Landlord’s obligations under this Lease, Tenant agrees to give any Mortgagee (as defined in Section 21), by registered mail or recognized overnight courier service, a copy of any notice of default which is served upon the Landlord, provided that prior to such notice, Tenant has been notified, in writing (whether by way of notice of an assignment of lease, request to execute an estoppel letter, or otherwise), of the address of any such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided by law or such additional time as may be provided in this Lease or such notice to Landlord, such Mortgagee shall have a period of thirty (30) days after the last date on which Landlord could have cured such default within which such Mortgagee will be permitted, but not be obligated, to cure such default. If such default cannot be cured within such thirty-(30)-day period, then such Mortgagee shall have such additional time as may be necessary to cure such default, if prior to the end of such thirty-(30)-day period such Mortgagee has commenced and is diligently pursuing such cure or the remedies under the Mortgage necessary for Mortgagee to be able to effect such cure, in which event Tenant shall have no right with respect to such default while such cure and remedies are being diligently pursued by such Mortgagee. If Landlord or Mortgagee, as applicable, fails to cure within said notice and cure periods, and such failure renders a material portion of the Premises untenantable, Tenant shall have the right to deliver to Landlord or Mortgagee a second written notice indicating Tenant’s intent to exercise self-help (a “Self-Help Notice”), and if such failure to cure shall continue for more than three (3) Business Days after receipt of such Self-Help Notice, Tenant shall have the right (but not the obligation) to perform such obligation on Landlord’s account; provided, however, Tenant’s right to cure any default by Landlord or Mortgagee shall be limited to repairs solely within the interior of the Premises that do not adversely affect the Base Building or the exterior of the Building and do not adversely impact the operations of other tenants or occupants of the Building. Landlord shall reimburse Tenant, within thirty (30) days after receipt of an invoice, for the reasonable amounts expended by Tenant in performing such obligation. Except as may be expressly provided in this Lease, in no event shall Tenant have the right to terminate the Lease nor shall Tenant’s obligation to pay Base Rent or other charges under this Lease abate based upon any default by Landlord of its obligations under the Lease. In no event shall Landlord or any Landlord Related Party ever be liable to Tenant for loss of profits, loss of business, or indirect or consequential damages suffered by Tenant from whatever cause.
18.    [Intentionally Deleted].
19.    Holding Over.
If Tenant fails to surrender all or any part of the Premises at the expiration or earlier termination of this Lease, any such occupancy of all or any part of the Premises after such expiration or termination shall be that of a tenancy at sufferance. Any such occupancy after such expiration or termination shall be subject to all the terms and provisions of this Lease, except that Tenant shall pay an amount for such occupancy (on a per month basis without reduction for partial months during the holdover) equal to, for the first thirty (30) days after such expiration or termination, one hundred and fifty percent (150%) of the Rent due for the entire Premises, and thereafter two times the Rent due for the month immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the expiration or earlier termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. In addition, if as a result of such holdover, Landlord is unable to deliver possession of space to a new tenant or to perform improvements therein for a new tenant due to Tenant’s failure to timely vacate all or part of the Premises, Tenant shall be liable to Landlord for all damages and losses that Landlord suffers from the holdover. Notwithstanding the foregoing, provided Tenant vacates the Premises within thirty (30) days after the expiration or earlier termination of this Lease, Tenant shall not be liable for any consequential or punitive damages resulting from Tenant’s holding over in the Premises.
20.    Surrender of Premises.
At the expiration or earlier termination of this Lease or Tenant’s right of possession hereunder, Tenant shall remove all Tenant’s Property from the Premises, remove all Required Removables (if any) under Section 8.03, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted. Tenant shall repair any damage caused by the installation or removal of Tenant’s Property or Required Removables. If Tenant fails to remove any of Tenant’s Property or to restore or repair the Premises to the required condition as provided herein upon the expiration of the Term of this Lease (or, as applicable, within two (2) days after any earlier termination of this Lease or Tenant’s right to possession hereunder), then Landlord, at Tenant’s sole cost and expense, shall be entitled, but not obligated, to remove and store Tenant’s Property and/or perform such restoration or repair of the Premises. Landlord shall not be responsible for the value, preservation, or safekeeping of Tenant’s Property, and Tenant shall pay to Landlord, upon demand, the actual and reasonable expenses and storage charges so incurred. If Tenant fails to remove Tenant’s Property from the Premises or storage within thirty (30) days following written notice from Landlord, Landlord may deem all or any part of Tenant’s Property to be abandoned and, at Landlord’s option, title to Tenant’s Property shall vest in Landlord or Landlord may dispose of Tenant’s Property in any manner Landlord deems appropriate.
21.    Subordination to Mortgages; Estoppel Certificate.
21.01    Subordination. This Lease is and shall be subject and subordinate to any mortgage(s), deed(s) of trust, deeds to secure debt, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to all renewals, modifications, refinancings, and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative. As an alternative, any Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Subject to the terms of this Section 21, in the event Mortgagee enforces its rights under the Mortgage, Tenant, at Mortgagee’s option, will attorn to Mortgagee or its successor for the balance then remaining of the Term, and thereafter this Lease shall continue as a direct lease upon all of the same terms and conditions of this Lease between such Mortgagee, as “Landlord,” and Tenant, as “Tenant”; provided, however, that Mortgagee or its successor shall not be liable for or bound by (i) any payment of any Rent installment which may have been made more than thirty (30) days before the due date of such installment, (ii) any act or omission of or default by Landlord under this Lease (but Mortgagee, or such successor, shall be subject to the continuing obligations of landlord under the Lease arising from and after such succession, but only to the extent of Mortgagee’s, or such successor’s, interest in the Property as provided in Section 17), (iii) any credits, claims, setoffs or defenses which Tenant may have against Landlord, or (iv) any obligation under this Lease to maintain a fitness facility at the Building, if any. For the sake of clarity, Landlord shall remain responsible for any acts or omissions of Landlord arising prior to the transfer of Landlord’s ownership interest in the Property. Tenant, upon the reasonable request by Mortgagee or such successor in interest, shall execute and deliver a commercially reasonable instrument or instruments confirming such attornment. Landlord will obtain, within thirty (30) days of the Effective Date, a subordination, non-disturbance and attornment agreement (an “SNDA”) from the existing Mortgagee in the form attached hereto as Exhibit I. If Landlord fails to obtain the SNDA, Tenant will have ten (10) days from the expiration of said thirty (30) day period to terminate the Lease by delivering a written notice of termination Landlord. With respect to any future Mortgage, Landlord will use reasonable efforts to provide Tenant with an SNDA in favor of Tenant from such future Mortgagee on such Mortgagee’s standard recordable form, with such commercially reasonable changes as Tenant may reasonably request that are reasonably acceptable to such Mortgagee, provided such form must state that the Mortgagee agrees to be bound by the terms and conditions of the Lease provided Tenant is not in Default, subject to such commercially reasonable terms and conditions as customarily required by lenders.
21.02    Estoppel Certificate. Landlord and Tenant shall, within ten (10) Business Days after receipt of a written request from the other party, execute and deliver a commercially reasonable estoppel certificate addressed to the requesting party and any parties reasonably requested by such party, such as a current or prospective Mortgagee or purchaser of the Building. Such estoppel certificate may include a certification as to the status of this Lease and any particular obligations thereunder, the existence of any defaults, the amount of Rent that is then due and payable, and any other relevant, factual information reasonably requested.
21.03    Tenant Information. Upon Landlord’s written request but not more than once per calendar year except in the case of a sale or financing of the Building or an event of monetary or material non-monetary Default by Tenant, Tenant shall provide to Landlord the financial statements for Tenant and any guarantor for its most recent fiscal year and fiscal quarter. Financial statements for each fiscal year shall be prepared and certified by Tenant’s or any guarantor’s chief financial officer. If requested by Tenant, such financial statements shall be furnished pursuant to a confidentiality agreement in a form reasonably provided by Landlord for such purpose.
22.    Miscellaneous.
22.01    Measurement of Floor Area. Landlord and Tenant stipulate and agree that the Rentable Floor Area of the Premises originally leased to Tenant shall be conclusively deemed to be as specified in Section 1 and that the Rentable Floor Area of the Building is as specified in Section 1 as of the date hereof. Any change in the Rentable Floor Area of the Premises on account of expansion shall be conclusively deemed to be as specified in any applicable expansion provisions under Exhibit F (if any) or in any amendment hereafter executed by Landlord and Tenant in connection with such expansion (if any). Any other change in the Rentable Floor Area of the Premises on account of casualty, condemnation, or the like shall be determined in accordance with the measurement standard that was originally used to determine the stipulated Rentable Floor Area for the space in question. Any change in the Rentable Floor Area of the Building on account of casualty, condemnation, or the like shall be determined from time to time by Landlord based on area computations supplied by Landlord’s architect, which determinations shall be conclusive. References in this Lease to floor area measurements and square footage shall mean Rentable Floor Area unless the reference explicitly provides otherwise.
22.02    Notice of Lease. Tenant shall not record this Lease or any memorandum or notice without Landlord’s prior written consent; provided, however, that Landlord agrees to consent to the recording of a memorandum or notice of this Lease, at Tenant’s cost and expense and in a form reasonably satisfactory to Landlord, if the initial term of this Lease together with any extension terms granted hereunder (if any) exceed, in the aggregate, the applicable statutory period for notice of leases in the state in which the

Building is located. If this Lease is terminated before the Term expires, upon Landlord’s request the parties shall execute, deliver and record an instrument acknowledging such termination date of this Lease.
22.03    Governing Law, Etc. This Lease shall be interpreted and enforced in accordance with the Laws of the state or commonwealth in which the Building is located and Landlord and Tenant hereby irrevocably consents to the jurisdiction and proper venue of such state or commonwealth. This Lease contains all of the agreements and understandings between Landlord and Tenant with respect to the Premises and supersedes all prior writings and dealings between them with respect thereto, including all lease proposals, letters of intent and other documents. Neither party is relying upon any warranty, statement or representation not contained in this Lease. If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. This Lease may be amended only by a writing signed by all of the parties hereto. The titles are for convenience only and shall not be considered a part of the Lease. Where the phrases “persons acting under Tenant” or “persons claiming under Tenant” or similar phrases are used, such persons shall include subtenants, sub-subtenants, and licensees, and all employees, agents, independent contractors and invitees of Tenant or of such other parties. The enumeration of specific examples of or inclusions in a general provision shall not be construed as a limitation of the general provision. If Tenant is granted any extension option, expansion option, or other right or option, the exercise of such right or option (and notice thereof) must be unconditional to be effective, time always being of the essence to the exercise of such right or option; and if Tenant purports to condition the exercise of any option or to vary its terms in any manner, then the option granted shall be void and the purported exercise shall be ineffective. Unless otherwise stated herein, any consent or approval required hereunder may be given or withheld in the sole absolute discretion of the party whose consent or approval is required. Nothing herein shall be construed as creating the relationship between Landlord and Tenant of principal and agent, or of partners or joint venturers, or any relationship other than landlord and tenant. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all such parties and entities, any requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities, and notices to any one person or entity comprising Tenant shall be deemed to have been given to all such persons and entities. Tenant’s covenants contained in this Lease are independent and not dependent, and Tenant hereby waives the benefit of any statute or judicial law to the contrary. Tenant’s obligation to pay Rent shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Premises, or any other restriction on Tenant’s use, or (except as expressly provided in this Lease) any casualty or taking, or any failure by Landlord to perform any covenant contained herein, or any other occurrence; and no termination or abatement remedy that is not expressly provided for in this Lease for any breach or failure by Landlord to perform any obligation under this Lease shall be implied or applicable as a matter of law.
22.04    Representations. Landlord and Tenant each represent and warrant to the other party, and agrees, that each individual executing this Lease on behalf of such party is authorized to do so on behalf of such party and that the entity(ies) or individual(s) constituting such party or any guarantor, or which may own or control such party or any guarantor, or which may be owned or controlled by such party or any guarantor, or any of its or any guarantor’s affiliates, or any of their respective partners, members, shareholders or other equity owners, and their respective employees, officers, directors, representatives or agents are not and at no time will be (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the individuals or entities with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List for the purpose of identifying suspected terrorists or on the most current list published by the U.S.

Treasury Department Office of Foreign Assets Control at its official website, http:www.treasury.govresource-centersanctions/SDN-ListPages/default.aspx or any replacement website or other replacement official publication of such list) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, known as Executive Order 13224), or other governmental action and Tenant will not Transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.
22.05    Waiver of Trial by Jury; No Other Waiver. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease. No failure by either party to declare a default immediately upon its occurrence, nor any delay by either party in taking action for a default, nor Landlord’s acceptance of Rent with knowledge of a default by Tenant, shall constitute a waiver of the default, nor shall it constitute an estoppel. The delivery of keys to Landlord or to Landlord’s property manager shall not operate as a termination of this Lease or a surrender of the Premises.
22.06    Time Periods. Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, pandemics, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”).
22.07    Transfer of the Property. Landlord shall have the right from time to time to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property. Upon transfer, Landlord shall be released from any further obligations hereunder that accrue on or after the date of such transfer and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, to the extent that any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed in writing Landlord’s obligations under this Lease from and after the date of the transfer. Except in connection with an involuntary transfer resulting from a foreclosure or deed in lieu thereof, in which case no assumption shall be required, if a successor in interest of Landlord does not assume Landlord’s obligations under this Lease, the transferring Landlord shall not be released from its obligations hereunder.
22.08    Submission. The submission of this Lease to Tenant or a summary of some or all of its provisions for examination does not constitute a reservation of or option for the Premises or an offer to lease, and no legal obligations shall arise with respect to the Premises or other matters herein unless and until such time as this Lease is executed and delivered by Landlord and Tenant and approved by the holder of any mortgage on the Building having the right to approve this Lease.
22.09    Brokers. Tenant represents that it has dealt directly with and only with the Broker (described in Section 1) as a broker, agent or finder in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers, agents or finders claiming to have represented Tenant in connection with this Lease. Landlord agrees to pay the commission accruing to the Broker pursuant to a separate agreement. Tenant shall have no liability for the payment of any commission due hereunder. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers, agents or finders claiming to have represented Landlord in connection with this Lease. Any assistance rendered by any agent or employee of Landlord in connection with this Lease or any subsequent amendment or modification or any other document related hereto has been or will be made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.
22.10    Survival. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations that accrued prior to or which may continue to accrue after the expiration or termination of this Lease.
22.11    Quiet Enjoyment. This Lease is subject to all easements, restrictions, agreements, and encumbrances of record to the extent in force and applicable. Landlord covenants that Tenant, on paying the Rent and performing the tenant obligations in this Lease, shall peacefully and quietly have, hold and enjoy the Premises, free from any claim by Landlord or persons claiming under Landlord, but subject to all of the terms and provisions hereof, provisions of Law, and rights of record to which this Lease is or may become subordinate. This covenant is in lieu of any other so called quiet enjoyment covenant, either express or implied. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.
22.12    Reservations. This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease. Landlord reserves the right to make changes to the Property, Building and Common Areas as Landlord deems appropriate in its reasonable discretion, provided such changes do not adversely affect, in any material respect, Tenant’s use of, or access to, the Premises. Wherever this Lease requires Landlord to provide a customary service or to act in a reasonable manner (whether in incurring an expense, establishing a rule or regulation, providing an approval or consent, or performing any other act), this Lease shall be deemed also to provide that whether such service is customary or such conduct is reasonable shall be determined by reference to the practices of owners of buildings that (i) are comparable to the Building in size, age, class, quality and location, and (ii) at Landlord’s option, have been, or are being prepared to be, certified under the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar rating system.
22.13    REIT Provisions. Tenant and Landlord intend that all amounts payable by Tenant to Landlord shall qualify as “rents from real property,” and will otherwise not constitute “unrelated business taxable income” or “impermissible tenant services income,” all within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”) and the U.S. Department of Treasury Regulations promulgated thereunder (the “Regulations”). In the event that Landlord determines that there is any risk that any amount payable under this Lease may not qualify as “rents from real property” or will otherwise constitute impermissible tenant services income within the meaning of Section 856(d) of the Code and the Regulations, Tenant agrees to (a) cooperate with Landlord by entering into such commercially reasonable amendment or amendments as Landlord deems necessary to qualify all amounts payable under this Lease as “rents from real property,” and (b) permit (and, upon request, to acknowledge in writing) an assignment of the obligation to provide certain services under the Lease, and, upon request, to enter into direct agreements with the parties furnishing such services (which shall include, but not be limited to, a taxable REIT subsidiary of Landlord); provided, however, that any adjustments required by this Section shall be made so as to produce the equivalent rent (in economic terms) payable prior to such amendment. Notwithstanding the foregoing, Tenant shall not be required to take any action pursuant to the preceding sentence (including acknowledging in writing an assignment of services pursuant thereto) if such action would result in (i) Tenant incurring more than de minimis additional liability under this Lease, or (ii) more than a de minimis negative change in the quality or level of Building operations or services rendered to Tenant under this Lease. For the avoidance of doubt: (A) if Tenant does not acknowledge in writing an assignment as described in clause (b) above (it being agreed that Tenant shall not unreasonably withhold, condition or delay such acknowledgment so long as the criteria in clauses (i) and (ii) hereinabove are satisfied), then Landlord shall not be released from liability under this Lease with respect to the services so assigned; and (B) nothing in this Section shall limit or otherwise affect Landlord’s ability to assign its entire interest in this Lease to any party as part of a conveyance of Landlord’s ownership interest in the Building.
22.14    Execution. This Lease may be executed in one or more counterparts and, when executed by each party, shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties. Transmission of a facsimile or by email of a pdf copy of the signed counterpart of the Lease shall be deemed the equivalent of the delivery of the original, and any party so delivering a facsimile or pdf copy of the signed counterpart of the Lease by email transmission shall in all events deliver to the other party an original signature promptly upon request.
[Signatures on Following Page]

Landlord and Tenant have executed this Lease as a sealed Massachusetts instrument in two or more counterparts as of the Effective Date of this Lease set forth above.

LANDLORD:

OPG 125 SUMMER OWNER (DE) LLC,
a Delaware limited liability company

By:	/s/ Jeffrey Turkanis
Name: Jeffrey Turkanis
Title: Vice President

By:	/s/ Kristen E. Binch
Name: Kristen E. Binch
Title: Vice President

TENANT:

KLAVIYO, INC.,
a Delaware corporation

By:	/s/ Andrew Bialecki
Name: Andrew Bialecki
Title: CEO

EXHIBIT A
OUTLINE AND LOCATION OF PREMISES
This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between OPG 125 SUMMER OWNER (DE) LLC, a Delaware limited liability company (“Landlord”), and KLAVIYO, INC., a Delaware corporation (“Tenant”), for space in the Building located at 125 Summer Street, Boston, MA 02110.
[See Attached Plans]

Initial Premises

125 SUMMER STREET
FLOOR PLAN

5th Floor - Suite 510- Shell and Core - 13,253 SF

SOUTH STREET
LINCOLN STREET
SUMMER STREET

5th Floor Remaining Premises

6th Floor Premises

7th Floor Premises

8th Floor Premises

125 SUMMER STREET
FLOOR PLAN

8th Floor - Suite 800- Shell and Core - 22,929 SF

OXFORD

SOUTH STREET
LINCOLN STREET
SUMMER STREET

9th Floor Premises

10th Floor Premises

11th Floor Premises

EXHIBIT B
EXPENSES AND TAXES
This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between OPG 125 SUMMER OWNER (DE) LLC, a Delaware limited liability company (“Landlord”), and KLAVIYO, INC., a Delaware corporation (“Tenant”), for space in the Building located at 125 Summer Street, Boston, MA 02110. Capitalized terms used but not defined herein shall have the meanings given in the Lease.
1.    Payments.
1.01    Expense Excess and Tax Excess. Tenant shall pay Tenant’s Proportionate Share (in the percentage for the applicable period of time set forth in Section 1.09 of the Lease) of the amount, if any, by which (a) Expenses (defined below) for each calendar year during the Term exceed Expenses for the Base Year (the “Expense Excess”), and (b) Taxes (defined below) for each Fiscal Year during the Term exceed Taxes for the Base Year (the “Tax Excess”). If Expenses or Taxes in any calendar year or Fiscal Year, respectively, decrease below the amount of Expenses or Taxes for the Base Year, Tenant’s Proportionate Share of Expenses or Taxes, as the case may be, for that calendar year or Fiscal Year, respectively, shall be $0. Landlord shall provide Tenant in writing with a good faith estimate of the Expense Excess for each calendar year and of the Tax Excess for each Fiscal Year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one- twelfth of Tenant’s Proportionate Share of Landlord’s estimate of both the Expense Excess and Tax Excess. If Landlord determines that its good faith estimate of the Expense Excess or of the Tax Excess was incorrect by a material amount, Landlord may from time to time provide Tenant with a revised estimate in writing. After its receipt of the revised estimate, Tenant’s monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the Expense Excess by January 1 of a calendar year or the Tax Excess by July 1 of a Fiscal Year, then Tenant shall continue to pay monthly installments based on the previous year’s estimate(s) until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year’s estimate. Tenant shall pay Landlord the amount of any underpayment within thirty (30) days after receipt of the new estimate. Any overpayment shall be refunded to Tenant within thirty (30) days or credited against the next due future installment(s) of Additional Rent. Appropriate adjustments (including adjustments in the amounts of Expenses and Taxes for the Base Year, which are calculated on an annual basis as set forth above) shall be made for any portion of a year at the beginning or end of the Term or for any year during which changes occur in the percentage of occupancy of the Building or in the Rentable Floor Area to which Landlord furnishes particular services.
1.02    Reconciliation. As soon as is practical (which Landlord shall use reasonable efforts to do within one hundred twenty (120) days, but no later than one (1) year) following the end of each (a) calendar year, Landlord shall furnish Tenant with a statement of the actual Expenses and Expense Excess for the prior calendar year, and (b) Fiscal Year, Landlord shall furnish Tenant with a statement of the actual Taxes and Tax Excess for the prior Fiscal Year. If the estimated Expense Excess for the prior calendar year is more than the actual Expense Excess for the prior calendar year, or if the estimated Tax Excess for the prior Fiscal Year is more than the actual Tax Excess for the prior Fiscal Year, as the case may be, then Landlord shall either provide Tenant with a refund or apply any overpayment by Tenant against Additional Rent due or next becoming due; provided that, if the Term expires before the determination of the overpayment, then Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated Expense Excess for the prior calendar year is less than the actual Expense Excess for the prior calendar year, or if the estimated Tax Excess for the prior Fiscal Year is less than the actual Tax Excess for the prior Fiscal Year, as the case may be, then Tenant shall pay Landlord, within thirty (30) days of its receipt of the statement of Expenses or Taxes, any underpayment for the prior calendar year (for Expenses) or for the prior Fiscal Year (for Taxes), as the case may be. Landlord’s annual statement with respect to Expenses and Taxes, or any other statement regarding other Additional Rent, shall be binding upon, and may not be disputed by, Tenant unless the statement is disputed by Tenant, within ninety (90) days after Tenant’s receipt of Landlord’s statement, by a notice to Landlord specifically stating the grounds for dispute. Tenant’s failure so to dispute Landlord’s statement shall constitute a waiver of Tenant’s right to dispute the statement. Notwithstanding any dispute concerning any Landlord’s statement, payments shall be made by the parties in accordance with Landlord’s statement at the time and in the manner set forth above, and if necessary there shall be a further adjustment between the parties at the time the dispute is resolved.
2.    Property Operating Expenses.
2.01    “Expenses” means all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Building and the Property. Expenses include, without limitation: (a) all labor and labor related costs, including wages, salaries, bonuses, taxes, insurance, uniforms, training, retirement plans, pension plans and other employee benefits; (b) management fees in an amount not to exceed the percentage of gross revenues included in the Base Year which is 3%; (c) the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building (including, without limitation, the market rental for the management office located in the Building), provided if the management office services one or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Building and the other buildings or properties; (d) costs of accounting and IT services (which shall be equitably prorated between the Building and other buildings or properties to which such services are provided); (e) the cost of services provided to tenants generally; (f) rental and purchase cost of parts, supplies, tools and equipment; (g) insurance premiums and commercially reasonable deductibles; (h) electricity, gas and other utility costs; and (i) the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made subsequent to the Base Year that are: (1) intended to effect economies in the operation or maintenance of the Property or reduce current or future Expenses, (2) replacements or modifications of nonstructural items located in the Base Building or Common Areas that are required to keep the Base Building or Common Areas in good condition, or (3) required under any Law. The cost of such capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or the useful life of the capital improvement as reasonably determined by Landlord. The amortized cost of capital improvements may, at Landlord’s option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement. “Payback Period” means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement. Landlord, by itself or through an affiliate, shall have the right to directly perform, provide and be compensated for any services under the Lease, provided that such compensation is no more than would be paid to an arm’s length provider. If Landlord incurs Expenses for the Building or Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building and Property and the other buildings or properties. In the calculation of any expenses hereunder, it is understood that no expense shall be charged more than once. Landlord shall use its best efforts in good faith to effect an equitable proration of bills for services rendered to the Building and to any other property owned by Landlord or an affiliate of Landlord. Landlord shall not recover more than one hundred percent (100%) of the Operating Expenses actually incurred by Landlord.
2.02    Exclusions. Expenses shall not include: management fees in excess of the prevailing rate for comparable owner-managed buildings in downtown Boston; the cost of capital improvements (except as set forth above); depreciation; principal and interest payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; costs in connection with leasing space in the Building, including brokerage commissions, lease concessions, rental abatements, and construction allowances granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the Building; fines, interest and penalties incurred due to the late payment of Taxes or Expenses; income, excess profit, franchise taxes or other such taxes imposed on or measured by the gross or net income of Landlord from the operation of the Building; organizational expenses associated with the creation and operation of the entity which constitutes Landlord such as trustees fees, annual fees, partnership expenses and legal and accounting fees (other than with respect to Building operations); any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases; salaries and benefits of personnel above the grade of the Building’s general manager; costs of operating, maintaining, repairing, and managing the garage serving the Building; ground lease rent; costs of electricity provided to tenants’ premises, if and to the extent that Tenant is charged for such electricity services under other provisions of this Lease; costs of special services that are separately chargeable to Tenant and other tenants; charitable or political contributions; costs incurred to remove any hazardous materials or other toxic material or substances from either the Building or the Premises or fines related thereto; Landlord’s general overhead expenses; costs and expenses resulting from the negligence or willful misconduct of Landlord or its employees, contractors or agents; and attorney’s fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants, other occupants of the Building, or other third parties; and costs of any work or service performed on an extra-cost basis for any tenant in the Building to a greater extent than furnished generally to the Tenant and other occupants.
2.03    Adjustments. If at any time during a calendar year the Building is not at least 95% occupied and receiving Landlord services hereunder (or if a service provided by Landlord to tenants of the Building generally is not provided by Landlord to particular tenant(s) due to self-provided services or other circumstances), Expenses shall be determined as if the Building had been 95% occupied (and all services provided by Landlord to tenants of the Building generally had been provided by Landlord to tenants occupying 95% of the entire Building) during that entire calendar year (including the calendar year Tenant initially takes occupancy of the Premises). If Expenses for a calendar year are determined as provided in the prior sentence, Expenses for the Base Year shall also be determined in such manner. Notwithstanding the foregoing, Landlord may calculate the extrapolation of Expenses under this Section based on 100% occupancy and service so long as such percentage is used consistently for each year of the Term. Wherever Tenant and/or any other tenant of space within the Building has agreed in its lease or otherwise to provide any item of Building services partially or entirely at its own expense, or wherever in Landlord’s reasonable judgment any such significant item of expense is not incurred with respect to or for the benefit of all of the rentable space within the Building, in allocating the Expenses pursuant to the foregoing provisions of this section, Landlord shall have the right to make an appropriate adjustment, in Landlord’s reasonable discretion, so as to allocate equitably such Expenses that benefit only a portion of the Building.
2.04    Audit. Within sixty (60) days after receiving Landlord’s annual reconciliation statement of Expenses (provided that, with respect to the Base Year Expenses, Tenant shall have the one-time right to audit Base Year Expenses concurrently with Tenant’s first audit of Expenses hereunder) (each such period is referred to as the “Review Notice Period”), Tenant may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Expenses for the calendar year (or Base Year, as applicable) to which the statement applies, identifying, with a reasonable degree of specificity, the information that Tenant desires to review (the “Request for Information”). Within a reasonable time after Landlord’s receipt of a timely Request for Information and executed Audit Confidentiality Agreement (as defined below), Landlord, as determined by Landlord, shall forward to Tenant, or make available for inspection on site at such location deemed reasonably appropriate by Landlord, such records (or copies thereof) for the applicable calendar year (or Base Year, as applicable) that are reasonably necessary for Tenant to conduct its review of the information appropriately identified in the Request for Information. Within sixty (60) days after any particular records are made available to Tenant (such period is referred to as the “Objection Period”), Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Expenses for that year which relates to the records that have been made available to Tenant. If Tenant provides Landlord with a timely Objection Notice and the parties agree that Expenses for the calendar year are less than reported, then Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant. If the parties agree that Expenses for the calendar year are greater than reported, then Tenant shall pay Landlord the amount of any underpayment within thirty (30) days. If Tenant fails to give Landlord an Objection Notice with respect to any records that have been made available to Tenant prior to the expiration of the Objection Period applicable to the records which have been provided to Tenant, then Tenant shall be deemed to have approved Landlord’s statement of Expenses with respect to the matters reflected in such records and shall be barred from raising any claims regarding the Expenses relating to such records for that calendar year. If Tenant fails to timely provide Landlord with a Review Notice and the Request for Information Period described above, then Tenant shall be deemed to have approved Landlord’s statement of Expenses and shall be barred from raising any claims regarding the Expenses for that calendar year.
If Tenant retains an agent to review Landlord’s records, the agent must be with a certified public accounting firm licensed to do business in the Commonwealth of Massachusetts. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit, and Tenant shall not directly or indirectly engage such agent or any other party in connection with such review whose compensation or fees are charged in whole or in part on a contingency basis. Notwithstanding the foregoing, if any audit discloses an overpayment by Tenant of more than five percent (5%) in the annual Expenses and the parties agree with such determination, Landlord shall reimburse Tenant for the reasonable costs of such audit, up to a maximum of $10,000.00, within thirty (30) days of the result of the audit. The records and related information obtained by Tenant shall be treated as confidential, and applicable only to the Building, by Tenant and its auditors, consultants and other parties reviewing such records on behalf of Tenant (collectively, “Tenant’s Auditors”), and, prior to making any records available to Tenant or Tenant’s Auditors, Landlord may require Tenant and Tenant’s Auditors to each execute a confidentiality agreement in a form reasonably provided by Landlord (“Audit Confidentiality Agreement”) in accordance with the foregoing. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due.
3.    Property Taxes.
3.01    “Taxes” shall mean: (a) all real property taxes and other assessments on the Building and/or Property, including, but not limited to, gross receipts taxes, assessments for special improvement districts and business improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Property, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property’s share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement, or similar agreement as to the Property; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (c) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b), including, without limitation, any costs incurred by Landlord for compliance, review, and appeal of tax liabilities. Without limitation, Taxes shall be determined without regard to any “green building” credit.
3.02.    Taxes shall not include any tax upon Landlord’s net income or profits, and shall exclude the following: business professional, occupational and license taxes, federal, state or local income, franchise, capital levy, transfer, excise, capital stock, gift, estate, succession or inheritance tax. Landlord shall not include in Taxes any interest or penalties incurred by Landlord by reason of Landlord’s failure to pay in a timely manner any Taxes and assessments (except to the extent such failure is due to Tenant’s delinquency). Landlord shall use its best efforts in good faith to effect an equitable proration of Taxes and assessments on the Building and any other property owned by Landlord or an affiliate of Landlord. Landlord shall not recover more than one hundred percent (100%) of Taxes, assessments and insurance premiums actually incurred by Landlord.
3.03    If a change in Taxes is obtained for any year of the Term during which Tenant paid Tenant’s Proportionate Share of any Tax Excess, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment. Likewise, if a change is obtained for Taxes for the Base Year, Taxes for the Base Year shall be restated and the Tax Excess for all subsequent years shall be recomputed. Tenant shall pay Landlord the amount of Tenant’s Proportionate Share of any such increase in the Tax Excess within thirty (30) days after Tenant’s written receipt of a statement from Landlord.

EXHIBIT C
WORK LETTER
This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between OPG 125 SUMMER OWNER (DE) LLC, a Delaware limited liability company (“Landlord”), and KLAVIYO, INC., a Delaware corporation (“Tenant”), for space in the Building located at 125 Summer Street, Boston, MA 02110. Capitalized terms used but not defined herein shall have the meanings given in the Lease.
C.1    Acceptance of Existing Condition. Subject to Paragraph C.2 below, Tenant has inspected, and is satisfied with, the existing, “as-is” condition of the Premises, including any existing improvements and Base Building elements now located therein. Any Initial Tenant Work shall be constructed by Tenant in accordance with, and subject to, the terms and conditions set forth in Section 8 of the Lease and this Exhibit C, at Tenant’s expense. Landlord shall not be responsible for any aspects of the design or construction of Initial Tenant Work, the correction of any defects therein, or any delays in the completion thereof.
C.2    Landlord’s Work. The term “Landlord’s Work” shall mean the obligation for Landlord (i) to deliver each Phase Premises to Tenant on the Delivery Date (herein defined) and (ii) to provide Tenant with Building standard blinds for each Phase Premises at Landlord’s cost (which window blinds shall be installed by Tenant as part of the Initial Tenant Work and not as part of Landlord’s Work). The “Delivery Date” with respect to each Phase Premises shall mean the date on which such Phase Premises are delivered to Tenant (i) in broom clean condition, free of other occupants and tenants and their personal property, except (x) all existing cabling in the Initial Premises and (y) the furniture existing in the Initial Premises as of the date that Landlord granted Tenant access to the Initial Premises pursuant to that certain License Agreement between them dated as of July ___, 2019 (the “Existing Furniture,” which shall be conveyed to Tenant pursuant to a separate Bill of Sale in the form attached hereto as Schedule C-1), and (ii) with all Base Building systems serving such Phase Premises in good working order and condition. Notwithstanding anything herein to the contrary, Landlord agrees to and shall be responsible for removing all existing cabling in each Phase Premises other than the existing cabling in the Initial Premises prior to the applicable Term Commencement Date with respect to each Phase Premises other than the Initial Premises. As of the Effective Date, Landlord has not received any written notice that the Building, including without limitation the existing internal stairwells, or the Common Areas are in violation of applicable Laws (including the Americans with Disabilities Act). To the extent required in order for Tenant to obtain a certificate of occupancy for a Phase Premises, Landlord shall correct any non- compliance of the Common Areas with applicable Laws, except to the extent such non-compliance is triggered by Tenant’s particular use (and not just general office use) or any improvements performed by or on behalf of Tenant.
C.3    Tenant’s Construction Documents. Tenant shall prepare and deliver to Landlord the final construction documents for the Initial Tenant Work for each Phase Premises in accordance with Section 8 of the Lease and the requirements listed on Schedule C-2 attached hereto (the “Construction Documents”). Landlord hereby acknowledges and agrees that Tenant shall have the right to include, as part of the construction documents for the Initial Tenant Work for the Second Phase Premises, plans for an outdoor terrace on the sixth (6th) floor of the Building comparable to terrace space currently available to other tenants in the Building. Tenant shall have the right to construct such outdoor terrace as part of the Initial Tenant Work, subject to Landlord’s prior approval of the plans and specifications therefor and the terms and provisions of this Lease, such approval not to be unreasonably withheld, conditioned or delayed with respect to aspects of the outdoor terrace that are not visible from the exterior and that do not adversely affect the Base Building, and Landlord agrees to reasonably cooperate with Tenant, at no cost to Landlord, in obtaining any applicable permits therefor. Tenant shall retain a qualified architect who is experienced in the design of comparable office tenant space in comparable first-class high-rise buildings and licensed in the state or commonwealth in which the Building is located, to prepare the Construction Documents for the Initial Tenant Work. Landlord hereby confirms its approval of IA Interior Architects as Tenant’s architect for the Initial Tenant Work. Tenant shall also retain, or cause its architect to retain, the services of the electrical and mechanical engineers engaged by Landlord for the Building or such other experienced engineers as are otherwise reasonably approved by Landlord, as well as Landlord’s structural engineer if any portion of Initial Tenant Work affects structural components of the Building. Landlord hereby confirms its approval of Cosentini Consulting Engineers as Tenant’s MEP engineer for the Initial Tenant Work. Even if any such architect or engineers may have been otherwise engaged by Landlord in connection with the Building, Tenant shall be solely responsible for the liabilities and expenses of all architectural and engineering services relating to the Initial Tenant Work (subject to reimbursement from the Allowances as provided below) and for the adequacy and completeness of the Construction Documents submitted to Landlord. The Construction Documents shall comply with the Building’s reasonable construction rules and regulations provided to Tenant in writing, including without limitation those designed to maintain a uniform exterior appearance of the Building. Tenant shall be solely responsible for the timely preparation and submission to Landlord of the Construction Documents. Landlord shall review and approve (or provide comments on) the Construction Documents, through a written response delivered to Tenant within ten (10) Business Days after the same are delivered to Landlord, provided that Landlord reserves the right to extend such review period if reasonably required to review, or to cause Landlord’s third-party engineers) to review, any structural elements or other special elements of the Initial Tenant Work. If Landlord fails to respond within such ten (10) Business Day period, Tenant may deliver a Deemed Approval Reminder, and if Landlord fails to respond within three (3) Business Days of Landlord’s receipt of such Deemed Approval Reminder, then Landlord’s approval of the proposed Construction Documents shall be deemed granted. Tenant shall promptly cause the Construction Documents to be corrected or revised to address Landlord’s comments and resubmitted to Landlord for its review and approval as provided above. Notwithstanding anything to the contrary, Landlord and Tenant have entered into a License Agreement dated as of July, 2019 (the “License”), permitting Tenant to access the Initial Premises and perform certain work within the Initial Premises (the “Initial Premises Work”). To the extent expressly set forth in the License and approved by Landlord thereunder, the Initial Premises Work shall not be subject to the plan review and approval procedures set forth in this Exhibit C.
C.4    Tenant Work Allowance.
For each Phase Premises, Landlord shall provide Tenant with an allowance for the costs (“Allowance Costs”) of constructing the Initial Tenant Work for Tenant’s initial occupancy (including, without limitation, the so-called soft costs of architectural and engineering fees and third-party project management fees with respect thereto, but specifically excluding any Bathroom Upgrade Costs and any Floor Demolition Costs), each in an amount not to exceed $75.00 per square foot of Rentable Floor Area of the applicable Phase Premises, provided that the allowance for the Fourth Phase Premises shall be prorated based upon the period from the Fourth Phase Premises Commencement Date through the Term Expiration Date, for an effective rate of $68.97 per square foot of Rentable Floor Area of the Fourth

Phase Premises, as follows (individually, a “Construction Allowance”, and collectively, the “Construction Allowances”):
(a)    “Initial Premises Construction Allowance”: $993,975.00 (based on $75.00 per square foot of Rentable Floor Area of the Initial Premises);
(b)    “Second Phase Premises Construction Allowance”: $4,902,375.00 (based on $75.00 per square foot of Rentable Floor Area of the Second Phase Premises);
(c)    “Third Phase Premises Construction Allowance”: $3,375,975.00 (based on $75.00 per square foot of Rentable Floor Area of the Third Phase Premises); and
(d)    “Fourth Phase Premises Construction Allowance”: $2,498,714.13 (based on $68.97 per square foot of Rentable Floor Area of the Fourth Phase Premises).
All construction and design costs for the applicable Phase Premises (excluding any Bathroom Upgrade Costs and Floor Demolition Costs) in excess of the applicable Construction Allowance shall be paid for entirely by Tenant, and Landlord shall not provide any reimbursement therefor. Tenant shall have the right to apply any portion of the Construction Allowance to the Allowance Costs for any Phase Premises as it determines in its reasonable discretion; provided, however, the applicable Construction Allowances shall only be made available to Tenant as of the applicable Phase Premises Delivery Date. Each Construction Allowance shall be disbursed as requisitioned by Tenant but in no event more than four (4) disbursements. Tenant may requisition not more than ten percent (10%) of the applicable Construction Allowance for the soft costs for the Initial Tenant Work for the applicable Phase Premises. For each disbursement, Tenant shall submit a requisition package to Landlord prior to the first day of the month, with an itemization of the costs being requisitioned, a certificate by an officer of Tenant that all such costs are Allowance Costs and have been incurred and paid for by Tenant, and appropriate back-up documentation including, without limitation, customary AIA forms of progress payment certifications and lien releases (in a customary form provided or reasonably approved by Landlord), and copies of paid invoices and bills. If the total Allowance Costs for the Initial Tenant Work for any Phase Premises are reasonably estimated to exceed the applicable Construction Allowance, Landlord reserves the right to make pro-rata disbursements of the applicable Construction Allowance for each requisition, in the ratio that the applicable Construction Allowance bears to the total estimated Allowance Costs for such Phase Premises, subject to a final reconciliation of the applicable Construction Allowance upon completion of the work for such Phase Premises. Landlord further reserves the right to fund the final ten percent (10%) of each Construction Allowance within thirty (30) days after Tenant’s submission to Landlord of the Close-Out Materials. The “Close-Out Materials” shall mean the requisition package for the final amount of the applicable Construction Allowance as provided above, together with (i) a final AIA certificate from Tenant’s architect evidencing substantial completion of the Initial Tenant Work for the applicable Phase Premises in accordance with the approved Construction Documents, (ii) a set of “as built” or final record plans for such work, (iii) final lien waivers for such work from all contractors, subcontractors, and other parties who would be entitled to a lien on the Property if not paid, (iv) a certificate of occupancy for the applicable Phase Premises after the performance of such work, and (v) any other reasonable items required under the Building’s construction rules and regulations for closing out the particular work in question. Tenant shall not be entitled to any unused portion of any Construction Allowance that is not requisitioned within one (1) year after the Delivery Date for the applicable Phase Premises.
In addition to the Construction Allowances and the Floor Demolition Allowance (as defined below), Landlord agrees to provide Tenant with an allowance for the portion of the Initial Tenant Work relating to the upgrade and/or renovation of the bathrooms within the Premises (i.e., bathrooms exclusively serving, and located within, the Premises, and not any Common Area bathrooms) (collectively, the “Bathroom Upgrade Work”) in an amount equal to $500,000.00 (the “Bathroom Upgrade Allowance”). After substantial completion of all Bathroom Upgrade Work in the Premises, Tenant shall submit to Landlord a requisition setting forth the actual costs for the Bathroom Upgrade Work (the “Bathroom Upgrade Costs”), together with such invoices or other evidence of the costs incurred by Tenant as Landlord may reasonably request, together with evidence satisfactory to Landlord that the same have been paid (including lien waivers, if applicable) (a “Requisition”). Landlord shall reimburse Tenant, from the Bathroom Upgrade Allowance and within thirty (30) days of written request, for any such Bathroom Upgrade Costs properly set forth in such Requisition. In the event that the Bathroom Upgrade Costs exceed the Bathroom Upgrade Allowance, Tenant shall be solely responsible for such excess costs. The Bathroom Upgrade Allowance may only be applied against Bathroom Upgrade Costs and may not be applied against any other costs.
In addition to the Construction Allowances and the Bathroom Upgrade Allowance, for each Phase Premises, Landlord agrees to provide Tenant with an allowance for the costs of demolishing the floors (“Floor Demolition Costs”) in such Phase Premises, each in an amount not to exceed $10.00 per square foot of Rentable Floor Area of the applicable Phase Premises (individually, a “Floor Demolition Allowance”, and collectively, the “Floor Demolition Allowances”):
(a)    “Initial Premises Floor Demolition Allowance”: $ 132,530.00 (based on $ 10.00 per square foot of Rentable Floor Area of the Initial Premises);
(b)    “Second Phase Premises Floor Demolition Allowance”: $653,650.00 (based on $10.00 per square foot of Rentable Floor Area of the Second Phase Premises);
(c)    “Third Phase Premises Floor Demolition Allowance”: $450,130.00 (based on $ 10.00 per square foot of Rentable Floor Area of the Third Phase Premises); and
(d)    “Fourth Phase Premises Floor Demolition Allowance”: $362,290.00 (based on $10.00 per square foot of Rentable Floor Area of the Fourth Phase Premises).
For each Phase Premises, after completion of the floor demolition work therein, Tenant shall submit a Requisition to Landlord for the Floor Demolition Costs for such Phase Premises, and Landlord shall reimburse Tenant, from the applicable Floor Demolition Allowance and within thirty (30) days of receipt of Requisition, for any such Floor Demolition Costs properly set forth in such Requisition. In the event that the Floor Demolition Costs exceed the applicable Floor Demolition Allowance, Tenant shall be solely responsible for such excess costs. Tenant shall be entitled to convert any remaining Floor Demolition Allowance into Construction Allowance to be applied to the Initial Tenant Work.
The Construction Allowances, the Bathroom Upgrade Allowance and the Floor Demolition Allowances are collectively referred to herein as the “Allowances”. Landlord shall have no obligation to disburse any portion of the Allowances at any time when there exists a Default under the Lease (or for so long as an event or condition has occurred which with notice and the passage of time would constitute such a Default), until such time as the Default (or the event or condition) has been cured by Tenant.
C.5    Tenant’s Performance of the Work. The Initial Tenant Work shall be performed and constructed by Tenant in accordance with the approved Construction Documents, in compliance with applicable Laws, and the provisions of the Lease, including without limitation the terms and conditions of Section 8 thereof and the Building’s construction rules and regulations (a copy of which is available upon request). Any structural work (to the extent, if any, required to reinforce portions of the floor of the Premises for Tenant’s filing rooms or similar uses requiring additional support) or other work affecting Base Building systems or areas outside the Premises shall be done only after obtaining Landlord’s reasonable prior approval of Construction Documents therefor under Section 8 of the Lease and of the manner in which such work shall be performed under Section 8 of the Lease, specifically including any Landlord requirements concerning access to adjacent tenant areas or Building core areas. All Cabling shall be installed in accordance with Section 8.01 of the Lease. Landlord shall not be responsible for any aspects of the design or construction of the Initial Tenant Work or other Tenant installations in or about the Premises, the correction of any defects therein, or any delays in the completion thereof. After the Construction Documents have been approved by Landlord, any material change in the work shown thereon, shall be made only after Tenant shall have submitted revised Construction Documents to Landlord for its review and approval in accordance with Paragraph C.3 above. If the Initial Tenant Work includes any structural or other special items, Tenant shall reimburse Landlord for the reasonable out-of- pocket costs incurred by Landlord in reviewing such items. For each Phase Premises, Tenant shall pay to Landlord or its managing agent a fee for Landlord’s administrative oversight and coordination of the Initial Tenant Work in an amount equal to 2.5% of the applicable Construction Allowance. For the purposes of clarity only, Tenant shall not be obligated to pay such fee in connection with the Bathroom Upgrade Work or Floor Demolition Costs. Tenant shall also pay to Landlord the costs of Building services or facilities (such as electricity, HVAC, fire alarm plug ins/outs, freight elevator usage, and cleaning) used by Tenant in connection with its performance of the Initial Tenant Work, in each case at Building standard rates charged to tenants generally. Any such costs shall constitute Allowance Costs that may be requisitioned from time to time from the applicable Construction Allowance as provided in Paragraph C.4.
C.6    Access. For each Phase Premises, during the period between the applicable Delivery Date and the applicable Rent Commencement Date, Tenant’s access to the applicable Phase Premises for the performance of the Initial Tenant Work hereunder and its installation of wiring, furniture, equipment, and personal property prior to commencing the regular conduct of business in such Phase Premises shall be subject in each case to the terms and conditions of Section 8 of the Lease, including without limitation (i) Landlord’s approval of the Construction Documents for the Initial Tenant Work for such Phase Premises in accordance with Paragraph C.3 above, (ii) Landlord’s approval of Tenant’s contractors in accordance with Section 8 of the Lease, which approval shall not be unreasonably withheld, (iii) Landlord’s receipt from Tenant of copies of all necessary permits for the applicable Initial Tenant Work, and (iv) customary insurance certificates from Tenant’s contractors, subcontractors, and other parties acting under or through Tenant with respect to the applicable work in accordance with Section 8 of the Lease. Tenant shall be responsible for any damage to the Premises caused by Tenant or its employees, agents, contractors, subcontractors, material suppliers and laborers. Any entry into any Phase Premises by Tenant (or its contractors, subcontractors, or other persons acting under Tenant) prior to the applicable Term Commencement Date shall be subject to all of the provisions of the Lease that are applicable to such Phase Premises during the Term, except for the obligation to pay Base Rent and Expense Excess and Tax Excess charges.
C.7    Tenant’s Authorized Representative. Tenant hereby designates Duncan Perry ([***]) to serve as Tenant’s Authorized Representative, who shall have full power and authority to act on behalf of Tenant on any matters relating to the Initial Tenant Work. Tenant may from time to time change the Tenant’s Authorized Representative or designate additional Tenant’s Authorized Representative(s) by written notice delivered to Landlord in accordance with the Lease.

Schedule C-1
Form of Bill of Sale
BILL OF SALE
For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, OPG 125 Summer Owner (DE) LLC, a Delaware limited liability company (“Seller”), does hereby sell, assign, transfer, set over and quitclaim to Klaviyo, Inc., a Delaware corporation (“Buyer”), all of Seller’s right, title and interest, if any, in and to the furnishings which were located in the Initial Premises as of the date that Seller granted Buyer access to the Initial Premises pursuant to that certain License Agreement between them dated as of July ____, 2019, as such terms are defined in that certain Office Lease Agreement by and between Seller and Buyer dated as of ,2019 (collectively, the “Furnishings”).
Seller has not made and does not make any express or implied warranty or representation of any kind whatsoever with respect to the Furnishings, including but not limited to: title; merchantability of the Furnishings or its fitness for any particular purpose; the design or condition of the Furnishings; the quality or capacity of the Furnishings; workmanship or compliance of the Furnishings with the requirements of any law, rule, specification or contract pertaining thereto; or latent defects. Buyer accepts the Furnishings on an “AS IS, WHERE IS” basis.
IN WITNESS WHEREOF, Seller has executed this Bill of Sale under seal as of this ___ day of ___________, 20___.

OPG 125 SUMMER OWNER (DE) LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

Schedule C-2
Requirements for Construction Documents for Initial Tenant Work
1.    Preparation of Construction Documents. The Construction Documents shall include all architectural, mechanical, electrical, fire protection, plumbing and structural drawings and detailed specifications for the Initial Tenant Work, as applicable, and shall show and/or specify all work necessary to complete the Initial Tenant Work including all cutting, fitting, and patching and all connections to the mechanical and electrical systems and other components of the Building as well as any re-balancing and re-commissioning scope that is necessary to address Base Building systems affected by the Initial Tenant Work. Where the Initial Tenant Work interfaces with Base Building, the Initial Tenant Work design shall visually integrate with the Base Building in a manner and with materials and finishes that are compatible with the Base Building in that area. Landlord reserves the right to reject Construction Documents which in its reasonable opinion fail to comply with this provision. The Construction Documents shall include but not be limited to:
(a)    Major Work Information: A list of any items or matters which might require structural modifications to the Building, including but not limited to the following:
(1)    Location and details of special floor areas exceeding the applicable floor load for such area of the Building;
(2)    Location and weights of storage files, batteries, HVAC units and technical areas;
(3)    Location of any special soundproofing requirements;
(4)    Existence of any extraordinary HVAC requirements necessitating perforation of structural members; and
(5)    Existence of any requirements for heavy loads, dunnage or other items affecting the structure.
(b)    Plans Submission: Two (2) blackline drawings and one (1) CAD disk (subject to Tenant’s architect’s and its consultants’ and subconsultants’ reasonable conditions for re-use) showing all architectural, mechanical and electrical systems, including cutsheets (where reasonably requested by Landlord), specifications and the following:
CONSTRUCTION PLANS:
(1)    All partitions shall be shown; indicate ratings of all partitions; indicate all non-standard construction and details referenced;
(2)    Dimensions for partition shall be shown to face of dry wall; critical tolerances and ± dimensions shall be clearly noted;
(3)    All plumbing fixtures or other equipment requirements and any equipment requiring connection to Building plumbing systems shall be noted.

REFLECTED CEILING PLAN:
(1)    Layout suspended ceiling grid pattern in each room, describing the intent of the ceiling working point, origin and/or centering; and
(2)    Locate all ceiling-mounted lighting fixtures and air handling devices including air dampers, fan boxes, etc., lighting fixtures, supply air diffusers, wall switches, down lights, special lighting fixtures, special return air registers, special supply air diffusers, and special wall switches.
TELECOMMUNICATIONS AND ELECTRICAL EQUIPMENT PLAN:
(1)    All telephone outlets required;
(2)    All electrical outlets required;, note non-standard power devices and/or related equipment;
(3)    All electrical requirements associated with plumbing fixtures or equipment; append product data for all equipment requiring special power, temperature control or plumbing considerations;
(4)    Location of telecommunications equipment and general layout of conduits; and
(5)    Components and design of antennas, if any, (including associated equipment) as installed, in sufficient detail to evaluate weight, bearing requirements, wind-load characteristics, power requirements and the effects on Building structure, moisture resistance of the roof membrane and operations of pre-existing telecommunications equipment, to the extent known or based on information provided by Landlord.
DOOR SCHEDULE:
(1)    Provide a schedule of doors, sizes, finishes, hardware sets and ratings; and
(2)    Non-standard materials and/or installation shall be explicitly noted.
HVAC:
(1)    Areas requiring special temperature and/or humidity control requirements;
(2)    Heat emission of equipment (including catalogue cuts where reasonably required by Landlord or, where unavailable, based on engineer’s assumptions therefor), such as CRTs, copy machines, etc.;
(3)    Special exhaust requirements for conference rooms, pantry, toilets, etc.; and
(4)    Any extension of system beyond demised space.
ELECTRICAL:
(1)    Special lighting requirements;
(2)    Power requirements and special outlet requirements of equipment;

(3)    Security requirements;
(4)    Supplied telephone equipment and the necessary space allocation for same;
(5)    Any extensions of tenant equipment beyond demised space; and
(6)    Load study confirming compliance with the leased space’s allowable watts per square foot.
PLUMBING:
(1)    Remote toilets;
(2)    Pantry equipment requirements;
(3)    Remote water and/or drain requirements such as for sinks, ice makers, etc.; and
(4)    Special drainage requirements, such as those requiring holding or dilution tanks.
ROOF:
Detailed plan of any existing and proposed roof equipment, if any, showing location and elevations of all equipment.
SPECIAL SERVICES:
Equipment cuts (where reasonably requested by Landlord), power requirements, heat emissions, raised floor requirements, fire protection requirements, security requirements, and emergency power.
2.    Plan Requirements. The Construction Documents shall be fully detailed and fully coordinated with each other and with the Base Building design, shall show complete dimensions, and shall have designated thereon all points of location and other matters, including special construction details and finish schedules. Tenant and its architect shall be solely responsible for ascertaining all existing field conditions. Any plans in Landlord’s files, if any, that are provided to Tenant shall be without any representation or warranty. All drawings shall be uniform size, shall incorporate the standard electrical and plumbing symbols, and be at a scale of 1/8” = 1’0” or larger. Materials and/or installation shall be explicitly noted and adequately specified to allow for performing Landlord review, securing a building permit, pursuing construction pricing, and performing construction. All equipment and installations shall be made in accordance with standard materials and procedures unless a deviation outside of industry standards is shown on the Construction Documents and approved by Landlord. To the extent practicable, a concise description of products, acceptable substitutes (if any), and installation procedures and standards shall be provided to the extent customary. Product cuts (where reasonably requested by Landlord) must be provided and special mechanical or electrical loads noted. Landlord’s approval of the plans, drawings, specifications or other submissions in respect of any work, addition, alteration or improvement to be undertaken by or on behalf of Tenant shall create no liability or responsibility on the part of Landlord for their completeness, design sufficiency or compliance with requirements of any applicable laws, rules or regulations of any governmental or quasi-governmental agency, board or authority. Tenant shall provide a full set of as-builts upon final completion of construction of each applicable Phase Premises.

3.    Change Orders. The Construction Documents shall not be changed or modified by Tenant after approval by Landlord without the further approval in writing by Landlord, which approval shall not be unreasonably withheld or delayed as provided in the Lease; provided, however, Landlord’s approval shall not be required for, but Tenant shall give Landlord written notice of, any change orders that do not materially affect the Base Building or exterior of the Building and cost less than $50,000.

EXHIBIT D
COMMENCEMENT LETTER
(EXAMPLE)
Date    ___________________________
Tenant    Klaviyo, Inc.
Address    125 Summer Street
Boston, MA 02110
Re:    Commencement Letter with respect to that certain Lease dated as of 2019, by and ___________ between OPG 125 SUMMER OWNER (DE) LLC, a Delaware limited liability company, as Landlord, and KLAVIYO, INC,, a Delaware corporation, as Tenant, for 159,860 rentable square feet on the 5th through 11th floors of the Building located at 125 Summer Street, Boston, MA 02110.
Lease Id: __________________
Business Unit Number: __________________
Dear     __________________:
In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the [Insert Applicable Phase Premises] and acknowledges:
1.    The [Insert Applicable Phase Premises] Commencement Date is _________________. The [Insert Applicable Phase Premises] Rent Commencement Date of _________________.
2.    The Term Expiration Date of the Lease is __________________.
Please acknowledge the foregoing and your acceptance of possession by signing all 3 counterparts of this Commencement Letter in the space provided and returning two (2) fully executed counterparts to my attention. Tenant’s failure to execute and return this letter, or to provide written objection to the statements contained in this letter, within thirty (30) days after the date of this letter shall be deemed an approval by Tenant of the statements contained herein.
Sincerely,
________________________________
Authorized Signatory
Acknowledged and Accepted:
Tenant:    KLAVIYO, INC.
By:    _________________________________
Name:    _________________________________
Title:    _________________________________
Date:    _________________________________
D-1

EXHIBIT E
BUILDING RULES AND REGULATIONS
This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between OPG 125 SUMMER OWNER (DE) LLC, a Delaware limited liability company (“Landlord”), and KLAVIYO, INC., a Delaware corporation (“Tenant”), for space in the Building located at 125 Summer Street, Boston, MA 02110. Capitalized terms used but not defined herein shall have the meanings given in the Lease.
The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking facilities (if any), the Property and the appurtenances. In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control.
1.    Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant’s employees to loiter in Common Areas or elsewhere about the Building or Property.
2.    Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances.
3.    [Intentionally Omitted].
4.    Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants and no other directory shall be permitted unless previously consented to by Landlord in writing.
5.    Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises. A reasonable number of keys and/or access cards to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Landlord’s cost, provided that Tenant or its employees shall be required to pay a fee for any lost or damaged keys or access cards. Tenant shall not make any duplicate keys or access cards. All keys and access cards shall be returned to Landlord at the expiration or early termination of the Lease.
6.    All contractors, contractor’s representatives and installation technicians performing work in the Building and all third party vendors providing services to tenants or other occupants in the Building (such as special event caterers and liquor providers) shall be subject to Landlord’s prior approval (which approval shall not be unreasonably withheld), shall be required to provide customary certificates of insurance (in form and substance reasonably approved by Landlord for the applicable work or service and naming Landlord and other designated parties as additional insureds), and shall comply with Landlord’s standard rules, regulations, policies and procedures provided to Tenant in writing, which may be revised from time to time. Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to the Premises. If Landlord permits access, Landlord may condition the
E-1

access upon the payment to Landlord by the service provider of fees assessed by Landlord in Landlord’s sole discretion.
7.    Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be performed in a manner and restricted to hours reasonably designated by Landlord. Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity, including the names of any contractors, vendors or delivery companies, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall assume all risk for damage, injury or loss in connection with the activity.
8.    Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld, conditioned or delayed; provided that approval by Landlord shall not relieve Tenant from liability for any damage in connection with such heavy equipment or articles.
9.    Corridor doors, when not in use, shall be kept closed.
10.    Tenant shall not: (a) make or permit any improper, objectionable or unpleasant noises, odors, or vibrations in the Building, or otherwise unreasonably interfere with other tenants or persons having business with them; (b) solicit business or distribute or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (c) conduct or permit other activities in the Building that might, in Landlord’s sole but reasonable opinion, constitute a nuisance.
11.    No animals, except any service animals required for particular individuals, shall be brought into the Building or kept in or about the Premises.
12.    No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws. Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq., M.G.L. c. 21C, M.G.L. c. 21E or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal.
13.    Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building, as determined in Landlord’s sole but reasonable discretion. Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.
14.    Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”). Tenant shall take actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties nor shall the Term Commencement Date of the Term be extended as a result of the above actions.
15.    Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord’s prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.
16.    Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees and invitees.
17.    Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.
18.    Landlord may from time to time adopt reasonable systems and procedures for the security and safety of the Building and Property, their occupants, entry, use and contents. Upon written notice to Tenant, Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures.
19.    Landlord shall have the right to prohibit the use of the name of the Building, any photographs or other graphic representations of the Building, or any other publicity by Tenant that in Landlord’s sole but reasonable opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.
20.    The Building is a non-smoking building. Neither Tenant nor its employees, contractors, agents, guests, or invitees shall smoke or permit smoking of (i) any form of tobacco-related products (including, but not limited to pipes, cigars, cigarettes and similar products), (ii) vaporized products via electronic cigarettes (or any similar products and technological evolutions or innovations thereof), or (iii) any other plant-based or synthetic products which emit substances into the air at any time either in the Premises, in any other part of the Building, around the entrances to the Building, or in any other exterior area of the Property. Notwithstanding the foregoing, Landlord may, at its election in its sole discretion from time to time, designate any exterior area of the Property (if any) as a permitted smoking area of tobacco-related products.
21.    Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.
22.    Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits reasonably designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might unreasonably interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.
E-3

23.    The work of cleaning personnel shall be performed outside of Building Service Hours and shall not be hindered by Tenant after 6:00 P.M.. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

EXHIBIT F
ADDITIONAL PROVISIONS
This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between OPG 125 SUMMER OWNER (DE) LLC, a Delaware limited liability company (“Landlord”), and KLAVIYO, INC., a Delaware corporation (“Tenant”), for space in the Building located at 125 Summer Street, Boston, MA 02110. Capitalized terms used but not defined herein shall have the meanings given in the Lease.
1.    Parking.
(a)    During the initial Term, Tenant shall have the right to lease from Landlord, or Landlord shall cause the operator (the “Operator”) of the garage serving the Building (the “Garage”) to lease to Tenant, up to a total of eighty eight (88) unreserved parking spaces (based on a ratio of 1 space per 1,800 rsf of the Premises) in the Garage (the “Spaces”) for the use of Tenant and its employees, which shall Spaces shall be available to Tenant and its employees in phases as follows: (i) seven (7) unreserved Spaces shall be available to Tenant and its employees as of the Initial Premises Commencement Date; (ii) thirty (36) additional unreserved Spaces shall be available to Tenant and its employees as of the Second Phase Premises Commencement Date; (iii) twenty-five (25) additional unreserved Spaces shall be available to Tenant and its employees as of the Third Phase Premises Commencement Date; and (iv) the remaining twenty (20) unreserved Spaces shall be available to Tenant and its employees as of the Fourth Phase Premises Commencement Date. The Spaces shall be leased at the rate of $535 per unreserved Space, per month, plus applicable tax thereon, as such rate may be adjusted from time to time to reflect the then-current rate for parking in the Garage. The current rate for reserved parking spaces in the Garage is $650 per reserved Space, per month, plus applicable tax thereon. If requested by Landlord, Tenant shall execute and deliver to Landlord the standard parking agreement used by Landlord or the Operator (the “Parking Agreement”) in the Garage for such Spaces.
(b)    No deductions or allowances shall be made for days when Tenant or any of its employees does not utilize the parking facilities or for Tenant utilizing less than all of the Spaces. Tenant shall not have the right to lease or otherwise use more than the number of unreserved Spaces set forth above. Tenant shall have the right to terminate its lease of any Spaces upon not less than sixty (60) days’ prior written notice to Landlord. If Tenant terminates the lease of any Spaces, Tenant may thereafter request in writing that Landlord again lease such terminated Spaces, and if such Spaces are available for lease as determined by Landlord in Landlord’s reasonable discretion, then Landlord shall lease, or shall cause the Operator to lease, to Tenant such Spaces within sixty (60) days after Tenant’s written request for the same, provided that in no event shall Tenant have the right to lease more than eighty-eight (88) unreserved Spaces in the aggregate at any given time. Notwithstanding the foregoing, in addition to the lease of the Spaces, Tenant shall also have the right to lease additional unreserved parking spaces in the Garage on a month-to-month basis (each, a “Month-to-Month Space” and collectively, the “Month-to-Month Spaces”) for the use of Tenant and its employees, subject to such Month-to-Month Spaces being available for lease as determined by Landlord based upon Landlord’s reasonable discretion. The Month- to-Month Spaces shall be leased at the rate of $535.00 per Month-to-Month Space, per month, plus applicable tax thereon, as such rate may be adjusted from time-to-time to reflect the then current rate for parking in the Garage. If requested by Landlord, Tenant shall execute and deliver to Landlord a Parking Agreement for any such Month-to-Month Spaces. All references in this Section 1 to the “Space(s)” shall include the Month-to-Month Space(s) during any time that Tenant is leasing any Month-to-Month

Space(s) (subject to the terms and provisions set forth hereinabove with respect to such Month-to-Month Spaces).
(c)    Except for particular spaces and areas designated by Landlord or the Operator for reserved parking, all parking in the Garage shall be on an unreserved, first-come, first-served basis.
(d)    Neither Landlord nor the Operator shall be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Garage regardless of whether such loss or theft occurs when the Garage or other areas therein are locked or otherwise secured. Except as caused by the negligence or willful misconduct of Landlord and without limiting the terms of the preceding sentence, Landlord shall not be liable for any loss, injury or damage to persons using the Garage or automobiles or other property therein, it being agreed that, to the fullest extent permitted by law, the use of the Spaces shall be at the sole risk of Tenant and its employees.
(e)    Landlord or its Operator shall have the right from time to time to designate the location of the Spaces and to promulgate reasonable rules and regulations regarding the Garage, the Spaces and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Following written notice thereof, Tenant shall comply with and cause its employees to comply with all such rules and regulations and all reasonable additions and amendments thereto.
(f)    Tenant shall not store or permit its employees to store any automobiles in the Garage without the prior written consent of Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Garage or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Garage overnight, Tenant shall provide Landlord with prior notice thereof designating the license plate number and model of such automobile.
(g)    Landlord or the Operator shall have the right to temporarily close the Garage or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Garage; provided, however, that Tenant shall be entitled to receive an abatement in the parking fee payable hereunder with respect to each Space that Tenant cannot use during any such period of closure of all or a portion of the Garage.
(h)    Tenant shall not assign or sublease any of the Spaces without the consent of Landlord. Landlord shall have the right to terminate Tenant’s parking rights with respect to any Spaces that Tenant desires to sublet or assign.
(i)    Landlord may elect to provide parking cards or keys to control access to the Garage. In such event, Landlord shall provide Tenant with one card or key for each Space that Tenant is leasing hereunder at Landlord’s expense, provided that Landlord shall have the right to require Tenant or its employees to place a deposit on such access cards or keys and to pay a fee for any lost or damages cards or keys.
2.    Signage.
(a)    No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. On multi-tenant floors, elevator lobby signage identifying each tenant using Building standard graphics shall be installed by Landlord at its expense, provided that any changes to a tenant’s initial elevator lobby signage shall be made by Landlord at such tenant’s expense. All tenant identification and suite numbers at the entrance to the Premises, whether on multi-tenant or single-tenant floors, shall be subject to Landlord’s reasonable prior approval in writing and shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed.
(b)    Following the Second Phase Premises Commencement Date, for so long as Klaviyo, Inc., an Affiliate or any Permitted Transferee (as opposed to any assignees or subtenants) is occupying more than one full floor in the Building, Tenant shall have the non-exclusive right, at Tenant’s sole cost and expense, to require that Landlord install a sign displaying Tenant’s corporate logo in the Building lobby near the low-rise elevator bank used for access to the Premises, in the approximate location, size and design (which must be consistent with Building standard materials and finishes for lobby signage) shown on Schedule F-1 attached to this Exhibit F (the “Tenant’s Elevator Lobby Signage”).
(c)    In addition, following the Second Phase Premises Commencement Date, for so long as (i) Klaviyo, Inc., an Affiliate or any Permitted Transferee (as opposed to any assignees or subtenants) is leasing more than 123,000 square feet of space in the Building and occupying at least fifty percent (50%) of such space, and (ii) Tenant obtains all necessary permits, approvals and licenses with respect to Tenant’s Exterior Building Signage (as defined below) from all applicable governmental authorities, then Tenant shall have the non-exclusive right, at Tenant’s sole cost and expense, to require that Landlord install a sign on the exterior of the Building at street level near the entrance door to the Building, in the approximate location, size and design shown on Schedule F-2 attached to this Exhibit F (“Tenant’s Exterior Building Signage”).
(d)    Upon the expiration or earlier termination of the Lease, Landlord shall remove Tenant’s Elevator Lobby Signage and Tenant’s Exterior Building Signage, at Tenant’s sole cost and expense.
3.    Extension Option. Tenant shall have the option (the “Extension Option”) to extend the Term for one (1) extension term of five (5) years commencing at the expiration of the initial Term (the “Extension Term”). Any extension of the Term shall be applicable to the entire Premises (as the same may be expanded). If Tenant fails timely to exercise the Extension Option (as per the procedures set forth below), Tenant shall have no further extension rights hereunder. If Tenant timely exercises the Extension Option, the Term shall be extended for the Extension Term, and Tenant shall pay Base Rent for the Premises during the Extension Term, in accordance with the terms and conditions of Section 4.02 of the Lease, at a Base Rent rate equal to the Fair Market Rent Rate (as defined below) for the Premises for the Extension Term as determined in accordance with the provisions of this Section set forth below (the “Extension Rent Rate”). Time is of the essence with respect to Tenant’s timely exercise of the Extension Option as provided herein. Any notice exercising the Extension Option must be unconditional and irrevocable in order to be effective. Except as set forth herein, Tenant’s lease of the Premises during the Extension Term shall be on all of the same terms and conditions in effect for the Premises immediately prior to such extension, except that Tenant shall have no further option to extend the Term after the end of the Extension Term.

The procedures for Tenant to exercise the Extension Option, and for the applicable Extension Rent Rate applicable to the Extension Term to be determined, are as follows:
(a)    Tenant’s Exercise Notice. If Tenant wishes to exercise the Extension Option, Tenant shall so notify Landlord in writing no more than eighteen (18) months, and no less than fifteen (15) months, prior to the date the initial Term is then scheduled to expire. Failure by Tenant timely to send such written notice under this subparagraph (a) shall constitute an irrevocable waiver of Tenant’s right to extend the Term.
(b)    Landlord’s Response. If Tenant timely delivers a notice under subparagraph (a) above, Landlord shall furnish Tenant with Landlord’s estimate of the Extension Rent Rate for the Extension Term within thirty (30) days of receipt of Tenant’s exercise notice.
(c)    Tenant’s Exercise Notice. If Tenant timely notifies Landlord in writing pursuant to subparagraph (a) above, on or before the date that is ten (10) Business Days after Landlord furnishes its estimate of the Extension Rent Rate to Tenant pursuant to subparagraph (b) above, Tenant shall, by written notice delivered to Landlord, either give Landlord a written notice (i) accepting Landlord’s estimate of the Extension Rent Rate for the Extension Term, or (ii) disputing Landlord’s estimate of such applicable Extension Rent Rate, which notice under clause (ii) shall state Tenant’s estimate of the Extension Rent Rate. Failure timely to give a notice disputing Landlord’s estimate of such applicable Extension Rent Rate shall constitute an acceptance of Landlord’s determination of such applicable Extension Rent Rate.
(d)    Confirmatory Instrument. If Tenant shall exercise the Extension Option in accordance with this Section, the provisions of this Section shall be self-operative, but upon request by either party after determination of the Extension Rent Rate for the Extension Term, the parties shall execute an agreement specifying the Extension Rent Rate for the Extension Term and acknowledging the extension of the Term.
(e)    Arbitration. If Tenant disputes Landlord’s determination of the Extension Rent Rate under subparagraph (c)(ii) above and the dispute over the Extension Rent Rate is not resolved within thirty (30) days after such dispute notice is delivered, then either party may cause the matter of the Fair Market Rent Rate to be submitted to arbitration as set forth below, by giving notice of such submission to the other party. Each of Landlord and Tenant, within twenty (20) days after notice of such submission to arbitration, shall appoint as an arbitrator a commercial real estate broker with at least ten (10) years’ experience as a broker for first-class high-rise office buildings in downtown Boston, Massachusetts, and shall give notice of such appointment to the other party. If either Landlord or Tenant shall fail timely to appoint an arbitrator, the other may apply to the Boston Office of the American Arbitration Association (“AAA”) for appointment of such an arbitrator five (5) Business Days after notice of such failure to the delinquent party if such arbitrator has not then been appointed. The two arbitrators shall, within five (5) Business Days after appointment of the second arbitrator, appoint a third arbitrator who shall be an independent broker with at least ten (10) years’ experience as a commercial real estate broker for office buildings in downtown Boston, Massachusetts. If the two arbitrators are unable to agree timely on the selection of the third arbitrator, then either arbitrator on behalf of both may request such appointment from the Boston office of the AAA. The arbitration shall be conducted in accordance with the commercial arbitration rules of the AAA insofar as such rules are not inconsistent with the provisions of this Lease (in which case the provisions of this Lease shall govern). The arbitrators shall be charged to reach a majority written decision in accordance with the standards for Fair Market Rent Rate (as defined in subparagraph (f) below), within thirty (30) days after the third arbitrator is appointed, and if the arbitrators are unable to reach such a majority decision, the Fair Market Rent Rate shall be deemed to be the average of the two closest determinations made and simultaneously issued by the three arbitrators. The arbitrators shall have no authority or jurisdiction to make any other determination of such amount. Each party shall bear the costs of its appointed arbitrator; otherwise, the cost of the arbitration (exclusive of each party’s witness and attorneys’ fees, which shall be paid by such party) shall be borne equally by the parties. If the AAA shall cease to provide arbitration for commercial disputes in Boston, the second or third arbitrator, as the case may be, shall be appointed by any successor organization providing substantially the same services, and in the absence of such an organization, by a court of competent jurisdiction under the arbitration act of The Commonwealth of Massachusetts. For any period during which the applicable Extension Rent Rate is in dispute hereunder, Tenant shall make payment on account of the applicable Extension Rent Rate at the rate estimated by Landlord as such Extension Rent Rate, and the parties shall adjust for overpayments or underpayments within thirty (30) days after the decision of the arbitrators is announced.
(f)    Fair Market Rent Rate. The “Fair Market Rent Rate” for the Extension Term shall mean the annual fair market rent per square foot for the Premises, determined for a term coterminous with the Extension Term under the terms of this Lease, as though the Premises were in the condition then existing or in such better condition as such space is required to be maintained hereunder. In making such determination, reference shall be made to lease transactions for comparable office space in the Building and comparable first-class high-rise buildings in downtown Boston, Massachusetts, and appropriate adjustments to the rent rates in such comparable transactions shall be made for any relevant factors, including, without limitation, the timing of the transaction, the location, size and condition of the space, floor level of the space, the quality of the Building, and any free rent or other tenant concessions. Without limiting the generality of the foregoing adjustments, if the rent rate in a comparable transaction was determined based on a percentage discount to fair market rent, then the amount of such discount shall be disregarded (i.e., added back into the rental rate) for purposes of determining the Fair Market Rent Rate hereunder. The Fair Market Rent Rate shall be determined using a new Base Year for charges for Expense Excess and Tax Excess in respect of the Extension Term, based on the calendar year in which the Extension Term commences, which new Base Year shall apply to the Premises during the Extension Term.
(g)    General. Notwithstanding any provision of this Section to the contrary, the Extension Option shall be void, at Landlord’s election, if (i) Tenant is in Default hereunder, after any applicable notice and cure periods have expired, at the time Tenant elects to extend the Term or at the time the Term would expire but for such extension or (ii) any assignment of this Lease has occurred (other than an Affiliate or a Permitted Transfer) or Tenant is occupying less than 50% of the Premises.
5.    Right of First Offer. As used herein, the “First Offer Space” shall mean any of the following spaces or any part thereof that Landlord from time to time determines is available for lease to a third party in accordance with and subject to the provisions of this Section 4: any space that is contiguous to any portion of the Premises as it may be expanded from time to time pursuant to the provisions hereunder.
(a)    Landlord’s ROFO Notice. Subject to the initial lease-up of the currently vacant parts of the First Offer Space (the “Initial Lease Up”), and subject to the Superior Rights (as defined below), before hereafter entering into a lease for all or any part of the First Offer Space with a third party (other than the then existing tenant or other occupant of such space), Landlord shall give Tenant a written notice (each, a “Landlord’s ROFO Notice”) specifying (i) the location and Rentable Floor Area of the part of the First Offer Space designated by Landlord for offer to Tenant hereunder (each, an “Offered Space”) and (ii) the terms on which Landlord would be willing to lease such Offered Space to Tenant in accordance with the terms of this Section 4, including a reasonable and proportional increase in the Letter of Credit for the Security Deposit that will be required in the event Tenant timely and validly exercises its right of first offer hereunder. Landlord reserves the right to offer all or part of the First Offer Space in such size and configuration for the applicable Offered Space specified in any Landlord’s ROFO Notice hereunder as Landlord determines in its sole discretion.
Notwithstanding anything in this Section to the contrary, Tenant’s rights of first offer hereunder with respect to any applicable First Offer Space shall be subject and subordinate to the “Superior Rights”, which shall mean Landlord’s right to lease all or part of the applicable First Offer Space to (i) any tenant with existing rights to such First Offer Space as of the Effective Date, (ii) after such time as Tenant has rejected (or is deemed to have rejected) a Landlord’s ROFO Notice for an Offered Space hereunder, any tenant that is granted rights for all or part of such Offered Space in the initial lease for such space entered into by Landlord in accordance with the provisions of this Section 5, (iii) any tenant that is granted rights for all or part of the currently vacant First Offer Space in the initial leases entered into by Landlord pursuant to the Initial Lease Up, and (iv) any third party for temporary use or occupancy of any part of the First Offer Space under a license or other temporary occupancy agreement for a term not to exceed two (2) years (e.g., for temporary swing space or storage in connection with the leasing or construction of other space in the Project).
(b)    Tenant’s Response. Within ten (10) Business Days after receipt of Landlord’s ROFO Notice, Tenant shall, by written notice delivered to Landlord, either (i) reject Landlord’s ROFO Notice, or (ii) reject Landlord’s ROFO Notice but unconditionally and irrevocably offer to lease the Offered Space from Landlord for its own use at a Base Rent rate proposed in Tenant’s response and otherwise on the terms set forth in Landlord’s ROFO Notice, or (iii) unconditionally and irrevocably accept Landlord’s offer to lease the Offered Space from Landlord for its own use on the terms set forth in Landlord’s ROFO Notice. The failure by Tenant to timely respond as aforesaid shall be deemed Tenant’s rejection of Landlord’s ROFO Notice for the Offered Space under clause (i).
If Landlord’s ROFO Notice is rejected under clause (i) above (or deemed rejected by Tenant’s failure to timely respond), then Landlord may enter into any lease for all or part of the Offered Space on such terms and conditions (including without limitation extension or expansion rights with respect to the Offered Space or any portion thereof) as Landlord determines in its sole discretion.
If Tenant timely offers to lease the Offered Space on alternative terms as set forth in clause (ii) above, then Landlord may, by written notice delivered within thirty (30) days of receipt thereof, accept or decline such offer (the failure to so respond being deemed Landlord’s election to decline Tenant’s offer). If such offer under clause (ii) is declined (or deemed declined), then, for a period of one (1) year after Landlord’s receipt of Tenant’s offer (the “Leasing Period”), Landlord may enter into any lease for all or part of the Offered Space (which may be enlarged to include other space by up to twenty five percent of the rentable square feet without requiring any re-offer hereunder) at an effective rent (after taking into account any tenant improvement allowance) greater than ninety percent of the effective rent under Tenant’s offer. If, during such Leasing Period, Landlord desires to enter into a third-party lease for all of part of such Offered Space at an effective rent less than or equal to ninety percent of the effective rent under Tenant’s offer, Landlord shall deliver to Tenant a new Landlord’s ROFO Notice for such space. If and to the extent that Landlord does not enter into any lease for all or part of the Offered Space within such Leasing Period, Landlord shall re-commence the process under this Section before entering into a lease for such space.

(c)    End of Term. Notwithstanding the foregoing, Tenant’s right of first offer hereunder shall not apply to any First Offer Space with a delivery date that would occur within the last three (3) years of the Term (as the same may have been extended) (a “Late Term ROFO Space”), unless Tenant has a then- remaining Extension Option under the next sentence. If, at the time of a Landlord’s ROFO Notice for a Late Term ROFO Space, Tenant has a then-remaining Extension Option to extend the Term, then any right of Tenant to lease such Late Term ROFO Space under this Section shall apply if and only if, simultaneously with the acceptance (if any) of the applicable offer to lease such Late Term ROFO Space in accordance with this Section, Tenant shall irrevocably and unconditionally agree to exercise any such then-remaining Extension Option, in which event the Term shall be extended in accordance with the terms of such Extension Option, provided that the Fair Market Base Rent for the Premises thereunder shall be determined at the time provided under such Extension Option, notwithstanding the timing of Tenant’s agreement under this sentence to exercise such Extension Option.
(d)    Confirmatory Instrument. If the applicable offer to lease an Offered Space is accepted as provided under this Section above, the Offered Space shall, subject to the provisions set forth below and without further action by the parties, be leased by Tenant on the accepted terms and otherwise on all of the same terms of the Lease in effect immediately prior to such expansion, provided that, at the request of either party, Landlord and Tenant shall promptly execute and deliver an agreement confirming such expansion of the Premises and the estimated date the Premises are to be expanded pursuant to this Section with a provision for establishing the effective date of such expansion based on actual delivery. Landlord’s failure to deliver, or delay in delivering, all or any part of such leased Offered Space, for any reason, shall not give rise to any liability of Landlord, shall not alter Tenant’s obligation to accept such space when delivered, shall not constitute a default of Landlord, and shall not affect the validity of the Lease.
(e)    General. Notwithstanding any provision of this Section to the contrary, Tenant’s rights under this Section shall be void, at Landlord’s election, if (i) Tenant is in Default hereunder, after any applicable notice and cure periods have expired, at the time Landlord would otherwise give a Landlord’s ROFO Notice to Tenant hereunder or at the time Tenant makes any election with respect to the First Offer Space under this Section or at the time the First Offer Space would be added to the Premises, or (ii) any assignment of this Lease has occurred (other than to an Affiliate or a Permitted Transfer) or Tenant is then occupying less than 50% of the Premises.
(f)    At the written request of Tenant at any time, but not more than once per calendar year during the Term, Landlord shall provide Tenant with a list of all expiration dates of the other leases in the Building, as well as a description of any options to extend or expand or rights of first refusals or offers which have priority over Tenant’s rights under the Lease.

SCHEDULE F-1
LOBBY SIGNAGE

SCHEDULE F-2
EXTERIOR BUILDING SIGNAGE

EXHIBIT G
LETTER OF CREDIT REQUIREMENTS
This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between OPG 125 SUMMER OWNER (DE) LLC, a Delaware limited liability company (“Landlord”), and KLAVIYO, INC., a Delaware corporation (“Tenant”), for space in the Building located at 125 Summer Street, Boston, MA 02110. Capitalized terms used but not defined herein shall have the meanings given in the Lease.
The Letter of Credit (as defined in the Lease) shall be for the amount set forth in Section 1 of the Lease, subject to the terms of Section 6 of the Lease. The Letter of Credit (i) shall be irrevocable and shall be issued by a commercial bank that has a financial condition reasonably acceptable to Landlord and has an office in Boston, Massachusetts or New York City that accepts requests for draws on the Letter of Credit, (ii) shall require only the presentation to the issuer of a certificate of the holder of the Letter of Credit stating that Landlord is entitled to draw on the Letter of Credit pursuant to the terms of the Lease, (iii) shall be payable to Landlord or its successors in interest as the Landlord and shall be freely transferable without cost to any such successor or any lender holding a collateral assignment of Landlord’s interest in the Lease, (iv) shall be for an initial term of not less than one year and contain a provision that such term shall be automatically renewed for successive one-year periods unless the issuer shall, at least forty five (45) days prior to the scheduled expiration date, give Landlord notice of such nonrenewal, and (v) shall otherwise be in form and substance reasonably acceptable to Landlord. Notwithstanding the foregoing, the term of the Letter of Credit for the final period shall be for a term ending not earlier than the date forty five (45) days after the last day of the Term. In the event that the issuer ceases to be reasonably acceptable to Landlord, due to a deterioration in its financial condition or change in status that threatens to compromise Landlord’s ability to draw on the Letter of Credit as determined in good faith by Landlord, then Tenant shall provide a replacement Letter of Credit from an issuer satisfying the terms of this Exhibit within thirty (30) days after Landlord’s notice of such event.
Landlord shall be entitled to draw upon the Letter of Credit for its full amount or any portion thereof if (a) Tenant shall fail to perform any of its obligations under the Lease after the expiration of any applicable notice and cure period, or fail to perform any of its obligations under the Lease and transmittal of a default notice or the running of any cure period is barred or tolled by applicable law, or fail to perform any of its obligations under the Lease and any applicable notice and cure period would expire after the expiration of the Letter of Credit, or (b) not less than thirty (30) days before the scheduled expiration of the Letter of Credit, Tenant has not delivered to Landlord a new Letter of Credit in accordance with this Exhibit. Without limiting the generality of the foregoing, Landlord may, but shall not be obligated to, draw on the Letter of Credit from time to time in the event of a bankruptcy filing by or against Tenant and/or to compensate Landlord, in such order as Landlord may determine, for all or any part of any unpaid rent, any damages arising from any termination of the Lease in accordance with the terms of the Lease, and/or any damages arising from any rejection of the Lease in a bankruptcy proceeding commenced by or against Tenant. Landlord may, but shall not be obligated to, apply the amount so drawn to the extent necessary to cure Tenant’s failure.
Any amount of the Letter of Credit drawn in excess of the amount applied by Landlord to cure any such failure shall be held by Landlord as a cash security deposit for the performance by Tenant of its obligations under the Lease. Any cash security deposit may be mingled with other funds of Landlord and no fiduciary relationship shall be created with respect to such deposit, nor shall Landlord be liable to pay Tenant interest thereon. If Tenant shall fail to perform any of its obligations under the Lease, Landlord
G-1

may, but shall not be obliged to, apply the cash security deposit to the extent necessary to cure Tenant’s failure. After any such application by Landlord of the Letter of Credit or cash security deposit, as the case may be, Tenant shall reinstate the Letter of Credit to the amount originally required to be maintained under the Lease, upon written demand. Provided that Tenant is not then in Default under the Lease, and no condition exists or event has occurred which after the expiration of any applicable notice or cure period would constitute such a Default, within thirty (30) days after the later to occur of (i) the payment of the final Rent due from Tenant or (ii) the later to occur of the Term Expiration Date or the date on which Tenant surrenders the Premises to Landlord in compliance with Section 20 of the Lease, the Letter of Credit and any cash security deposit, to the extent not applied, shall be returned to the Tenant, without interest.
In the event of a sale of the Building or lease, conveyance or transfer of the Building, Landlord shall transfer the Letter of Credit or cash security deposit to the transferee. Upon such transfer, the transferring Landlord shall be released by Tenant from all liability for the return of such security, and Tenant agrees to look to the transferee solely for the return of said security. The provisions hereof shall apply to every transfer or assignment made of the security to such a transferee. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Letter of Credit or the monies deposited herein as security, and that neither Landlord nor its successors or assigns shall be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance.

Schedule G-l
Form of Letter of Credit
IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER ____________
ISSUE DATE: ____________
ISSUING BANK:
SILICON VALLEY BANK
3003 TASMAN DRIVE
2ND FLOOR, MAIL SORT HF2I0
SANTA CLARA, CALIFORNIA 95054
BENEFICIARY:
OPG 125 SUMMER OWNER (DE) LLC
C/O OXFORD PROPERTIES GROUP
125 SUMMER STREET, 12TH FLOOR
BOSTON, MASSACHUSETTS 02110
ATTN: KRISTEN E. BINCK
APPLICANT:
KLAVIYO, INC.
125 SUMMER STREET
BOSTON, MA 02110

AMOUNT:	US$5,595,099.98 (FIVE MILLION FIVE HUNDRED NINETY FIVE THOUSAND NINETY NINE AND 98/100 U.S. DOLLARS)

EXPIRATION DATE:	[ONE YEAR FROM DATE OF ISSUANCE]

PLACE OF EXPIRATION:	ISSUING BANK’S COUNTERS AT ITS ABOVE ADDRESS
DEAR SIR/MADAM:
WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. ________ IN YOUR FAVOR AVAILABLE BY PAYMENT AT SIGHT BY YOUR DRAFT DRAWN ON US UPON YOUR PRESENTATION TO US OF THE FOLLOWING DOCUMENT:
BENEFICIARY’S SIGNED AND DATED STATEMENT STATING AS FOLLOWS:
“THE AMOUNT REPRESENTS FUNDS DUE AND OWING TO US FROM APPLICANT PURSUANT TO THAT CERTAIN LEASE OF THE PROPERTY LOCATED AT ____________________, BY AND BETWEEN BENEFICIARY, AS LANDLORD, AND APPLICANT, AS TENANT, OR ANY AMENDMENT TO THE LEASE.”
PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 45 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND TO YOU A NOTICE BY REGISTERED OR CERTIFIED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN CURRENT EXPIRATION DATE. IN THE EVENT WE SEND SUCH NOTICE OF NON-EXTENSION, YOU MAY DRAW HEREUNDER BY YOUR PRESENTATION TO US OF YOUR SIGNED AND DATED STATEMENT STATING THAT YOU HAVE RECEIVED A NON-EXTENSION NOTICE FROM SILICON VALLEY BANK IN RESPECT OF LETTER OF CREDIT NO. ________, YOU ARE DRAWING ON SUCH LETTER OF CREDIT FOR US$ ______________, AND YOU HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT ACCEPTABLE TO YOU.
ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE REQUIRED DOCUMENTS ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, MAIL SORT HF 210, SANTA CLARA, CA 95054, ATTENTION: GLOBAL TRADE FINANCE. PRESENTATIONS MAY BE MADE IN PERSON OR BY OVERNIGHT COURIER DELIVERY SERVICE OR BY FACSIMILE.
FACSIMILE PRESENTATIONS ARE ALSO PERMITTED. SHOULD BENEFICIARY WISH TO MAKE A PRESENTATION UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION IT NEED NOT TRANSMIT THE ORIGINAL OF THIS LETTER OF CREDIT AND AMENDMENTS, IF ANY. EACH FACSIMILE TRANSMISSION SHALL BE MADE AT: [***] OR [***] AND UNDER CONTEMPORANEOUS TELEPHONE ADVICE TO: [***] OR [***], ATTENTION: GLOBAL TRADE FINANCE. ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST.
THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE BUT NOT IN PART ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND FOR THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINALS OR COPIES OF ALL AMENDMENTS, IF ANY, TO THIS LETTER OF CREDIT MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT A DULY EXECUTED. APPLICANT SHALL PAY OUR TRANSFER FEE OF ‘4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. HOWEVER, ANY REQUEST FOR TRANSFER IS NOT CONDITIONED UPON APPLICANT’S PAYMENT OF SUCH TRANSFER FEE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE,
WE HEREBY AGREE WITH THE BENEFICIARY THAT DOCUMENTS PRESENTED UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO US, IF PRESENTED ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT OR ANY AUTOMATICALLY EXTENDED EXPIRATION DATE. WE FURTHER ACKNOWLEDGE AND AGREE THAT UPON

RECEIPT OF THE DOCUMENTATION REQUIRED HEREIN, WE WILL HONOR YOUR DRAWS AGAINST THIS IRREVOCABLE STANDBY LETTER OF CREDIT WITHOUT INQUIRY INTO THE ACCURACY OF BENEFICIARY’S SIGNED STATEMENT REGARDLESS OF WHETHER APPLICANT DISPUTES THE CONTENT OF SUCH STATEMENT.
IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK.
THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER _________________
EXHIBIT A
FORM OF TRANSFER FORM
DATE: __________________

TO: SILICON VALLEY BANK
3003 TASMAN DRIVE SANTA CLARA, CA 95054 ATTN: GLOBAL TRADE FINANCE STANDBY LETTERS OF CREDIT	RE: IRREVOCABLE STANDBY LETTER OF CREDIT NO. __________ ISSUED BY SILICON VALLEY BANK, SANTA CLARA L/C AMOUNT: __________________
GENTLEMEN:
FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:
_____________________________________________________________________________
(NAME OF TRANSFEREE)
_____________________________________________________________________________
(ADDRESS)
ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.
BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.
THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO EITHER (I) ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER, OR (2) ISSUE A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

SINCERELY,

(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)

(NAME AND TITLE)
Note: The ‘Signature Authenticated’ box can’t be removed.

EXHIBIT H
JANITORIAL SPECIFICATIONS
OFFICE AREAS (All Floors)
Empty all waste receptacles. Clean, and reline when needed. Remove material to designated areas. Vacuum all carpeted main traffic and use areas, including conference rooms, reception areas, interior stairwells, hallways and corridors with the exception of individual offices. Spot vacuum/clean all others areas as needed.
Wash and sanitize all drinking fountains.
Damp mop spillage in uncarpeted office areas.
Spot clean carpets to remove light spillage. Report large spills and stains to supervisor.
Assure all designated locked doors are closed after area has been cleaned.
Activate all alarm systems as instructed by occupant (if applicable).
Arrange chairs at desk and conference room tables and turn off lights upon exiting.
Clean conference room tables and remove any remaining food Items.
Clean and sweep all lunchroom/eating areas. Wash and wipe tables and counter tops and clean sinks. Remove scuff marks on floor as needed.
Vacuum all carpeted areas completely, private offices and cubicle interiors, desk knee area spaces and under waste containers.
Dust and wipe clean with damp or treated doth all office furniture, files, and cubicle partition tops, (DO NOT MOVE PAPERS).
Remove all finger marks and smudges from al) vertical surfaces, including doors, door frames, around light switches, private entrance glass, and partitions.
Damp wipe and polish all glass furniture tops.
Damp mop hard surfaced floors and/or uncarpeted surface floors.
Sweep uncarpeted floors employing dust control techniques with exception of lunchroom.
Dust and wipe clean chair bases and arms, telephones, cubicle shelves, window sills, relite ledges and all other horizontal surfaces as needed to maintain dean appearance.
Edge vacuum all carpeted areas, as needed.
COMMON AREA RESTROOMS
Clean and sanitize all mirrors, brightworks, countertops and enameled surfaces.
Wash and disinfect all basins, urinals, bowls (cleaning underside of rim) and fixtures using scouring powder to remove stains.
Wash both sides of all toilet seats with soap and/or disinfectant.
Clean flushometers, piping, toilet seat hinges, and other metal.
Empty, clean, and damp wipe all waste receptacles.
Sweep, wet mop, and sanitize entire floor, including around toilet seats and under urinals.
Damp wipe all walls, partitions, doors, and outside surfaces of all dispensers, as needed.
Fill toilet paper, soap, towels, and sanitary napkin dispensers (if applicable).
Wash and disinfect all showers including shower walls, floors, brightwork and doors (if applicable).
Replace trash liner.
Flush water through P-trap to ensure elimination of odor.
Machine scrub floors.
H-1

COMMON AREA LOBBY, ELEVATOR, CORRIDOR, INTERIOR STAIRWAYS (EXCLUDING EMERGENCY EXIT STAIRWAYS) AND ENTRANCE AREAS
Sweep and spot mop all stone, vinyl or composition lobby floors.
Vacuum and spot dean all carpeted floor and mats.
Dust and polish all brightwork, including mirrors and elevator call buttons.
Dust and polish all metal surfaces in elevators, including tracks, and elevator doors.
Vacuum and spot clean all carpet in elevators.
Clean and polish all trash receptacles.
Dust all fire extinguisher cabinets and/or units.
Spot clean all doors.
All furniture should be cleaned as necessary (including directories).
Wash, disinfect and dry polish water coolers (if applicable).
Clean glass entrance doors, adjacent glass panels and tracks (i.e. relites) (if applicable).
Spot sweep and/or spot vacuum all interior (excluding emergency exit stairways) and landings (if applicable).
Maintain lobby floor as recommended by manufacturer.
Wet mop all stone, vinyl or composition lobby floors.
Sweep and/or vacuum all interior stairways (excluding emergency exit stairways) and landings (if applicable).
JANITORIAL ITEMS/AREAS RELATING TO BUILDING GENERALLY
Keep janitorial rooms in a dean, neat and orderly condition.
Maintain all janitorial carts and equipment in safe and clean condition.
GENERAL BUILDING FITNESS CENTER (if applicable!
Vacuum all exposed carpeted floors.
Spot clean all mirrors and walls.
Spray and disinfect fitness center equipment nightly.
Edge vacuum all carpeted areas, as needed.
Dust all ledges, as needed.
Clean mirrors completely.
Stock supplies and towels.
GENERAL BUILDING LOCKER ROOMS (if applicable]
Perform building restroom cleaning specifications to restroom and locker room areas.
Clean and disinfect showers completely, including walls, doors, floors and floor drains.
LOADING DOCK, VAN PARKING AREAS, GENERAL BUILDING TRASH AREAS
Empty and reline all waste receptacles.
Sweep ramps, loading bays and parking areas for trash and cigarette butts.
GENERAL BUILDING COMMON AREA SERVICES
Spot clean and restock, as needed, all janitorial service closets.
Vacuum all garage lobbies and elevator carpets.

EXHIBIT I
FORM OF SNDA
[See Attached)
I-1

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
This Subordination, Non-Disturbance and Attornment Agreement (this “Agreement”) is dated as of August ____, 2019, by and among MIDLAND NATIONAL LIFE INSURANCE COMPANY, an Iowa corporation (together with its successors and assigns, “Lender”), KLAVIYO, INC., a Delaware corporation (“Tenant”), and OPG 125 SUMMER OWNER (DE) LLC, a Delaware limited liability company (“Landlord”).
RECITALS
A.    Tenant is the tenant under a certain Office Lease Agreement with Landlord (the “Lease”) dated as of August ____, 2019 of certain premises (collectively, the “Premises”) located upon the property known as 125 Summer Street, Boston, MA 02110, together with the buildings are improvements now existing or hereafter constructed thereon and described in Exhibit A attached hereto and made part hereof (the “Property”).
B.    This Agreement is being entered into in connection with a mortgage loan (the “Loan”) from Lender to Landlord, evidenced by a loan agreement by and between Landlord and Lender (the “Loan Agreement”) and secured by, inter alia, (a) a first Mortgage and Security Agreement encumbering the Premises (the “Indenture”) from Landlord dated as of December 15, 2014, and recorded with the Suffolk County Registry of Deeds (the “Registry”) in Book 53845, Page 227; and (b) an Assignment of Leases and Rents (the “Assignment of Leases and Rents”) dated as of December 15, 2014, and recorded with the Registry in Book 53845, Page 254. The Indenture and the Assignment of Leases and Rents are hereinafter collectively referred to as the “Security Documents”.
AGREEMENT
For mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.    Subordination; Lender Election. Subject to the terms of this Agreement, Tenant agrees that the Lease is and shall be, at the option of Lender upon notice to Tenant, at any time and from time to time, either subject and subordinate, or superior, to the Security Documents and to all present or future advances under the obligations secured thereby and all renewals, amendments, modifications, consolidations, replacements and extensions of the secured obligations and the Security Documents, to the full extent of all amounts secured by the Security Documents from time to time. Such options of Lender may be exercised an unlimited number of times. If subordinated, said subordination is to have the same force and effect as if the Security Documents and such renewals, modifications, consolidations, replacements and extensions thereof had been executed, acknowledged, delivered and recorded prior to the Lease, any amendments or modifications thereof and any memorandum or short form thereof (and without Lender having any knowledge of the Lease). This Agreement shall constitute notice to Tenant that for the time being, until further written notice to the contrary, Lender elects that the Lease is and shall be subject and subordinate to the Security Documents. In addition, to the extent that the Lease shall entitle Tenant to notice of any mortgage, this Agreement shall constitute such notice to Tenant with respect to the Indenture.
2.    Non-Disturbance. Notwithstanding the provisions of Section 1, Lender agrees that, if Lender exercises any of its rights under the Security Documents, including an entry by Lender pursuant to the Indenture or a foreclosure of, or exercise of any power of sale under, the Indenture or any sale or transfer in lieu thereof, Lender will not disturb Tenant’s right of quiet possession of the Premises under the terms of the Lease so long as no “Event of Default” (as defined in the Lease) shall have occurred and be continuing and Tenant shall not be in default of any of its obligations under this Agreement beyond any applicable notice and/or cure periods provided for herein. Lender agrees it will not join Tenant as a party defendant for the purpose of terminating Tenant’s interest and estate under the Lease or otherwise adversely affecting Tenant’s rights under the Lease or this Agreement in any proceeding for foreclosure unless required by applicable law.
3.    Attornment, Etc. Subject to the terms of this Agreement, Tenant agrees that, in the event of a foreclosure of the Indenture or the acceptance of a conveyance in lieu of foreclosure by Lender or any other succession of Lender to ownership of Landlord’s interest in the Premises, Tenant will attorn to and recognize Lender as its landlord under the Lease for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease, and, provided only that Tenant shall have received written notice from Lender or Lender’s designee that Lender has succeeded to the interest of Landlord under the Lease or otherwise has the right to receive rents and require Tenant to perform its obligations under the Lease, Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease. Such attornment shall be effective and self-operative, without the execution of any further instrument on the part of any of the parties hereto, immediately upon Lender succeeding to Landlord’s interest in the Premises. Upon the written request of either Lender or Tenant to the other given on or after any such foreclosure, acceptance of a conveyance in lieu of foreclosure or other succession of Lender or to ownership of Landlord’s interest in the Premises, Lender, as landlord, and Tenant, as tenant, shall execute a lease of the Premises containing, subject to the terms hereof, all of the same terms, provisions, options and conditions as are contained in the Lease between Landlord and Tenant, which lease shall be for the then unexpired portion of the term of the Lease.
4.    Lender Not Bound, Etc. Tenant agrees that, in the event Lender succeeds to the interest of Landlord under the Lease, Lender shall not be:
(a)    Liable for Landlord Acts, Omissions. Liable for any act or omission of any prior Landlord (including, without limitation, the then-defaulting Landlord) occurring before the date of succession of Lender to ownership of Landlord’s interest in the Premises, except for any default of a continuing nature that continues after the date Lender acquires fee title to the Premises for which Lender, as landlord, would be responsible under the Lease as of such date, provided Lender has received notice of such default in accordance with Section 5 hereof, or
(a)    Subject to Defenses. Subject to any defense or offsets which Tenant may have against any prior Landlord (including, without limitation, the then-defaulting Landlord); provided, however, the foregoing shall not limit either (i) Tenant’s right to exercise against Lender any offset right otherwise available to Tenant because of events occurring after the date of attornment, or (ii) Lender’s obligation to correct any conditions that existed as of the date of attornment and violate Lender’s obligations as landlord under the Lease, provided Lender has received written notice of such event or condition, or
(b)    Bound by Advance Payments. Bound by any payment of “Base Rent” or “Additional Rent” (as such terms are defined in the Lease) which Tenant might have paid for more than one month in advance of the due date under the Lease to any prior Landlord (including, without limitation, the then-defaulting Landlord) except to the extent such monies actually have been received by Lender, or

(c)    Bound by Prior Payment Obligations. Bound by any obligation of any prior Landlord to make any payment to Tenant which was required to be made, or arose from any circumstance which occurred, prior to the time Lender succeeded to any such prior Landlord’s interest, or
(d)    Accountable for Monies Not Received. Accountable for any monies deposited with any prior Landlord (including security deposits), except to the extent such monies are actually received by Lender, or
(e)    Bound by Amendments, Etc. Bound by any amendment or modification of the Lease for which Lender has not given its written consent or by any waiver or forbearance on the part of any prior Landlord (including, without limitation, the then-defaulting Landlord) made or given without the written consent of Lender; or
(f)    Liable for Warranties, Etc. Liable with respect to warranties or indemnities of any nature whatsoever made by any prior Landlord (including, without limitation, the then- defaulting Landlord), including any warranties or indemnities regarding use, compliance with zoning, hazardous wastes or environmental laws, Landlord’s title, Landlord’s authority, habitability, fitness for purpose, or possession.
In the event that Lender shall acquire title to the Premises, Lender shall have no obligation, nor incur any liability, beyond Lender’s then equity interest, if any, in the Premises, and Tenant shall look exclusively to such equity interest of Lender, if any, in the Premises for the payment and discharge of any obligations or liability imposed upon Lender hereunder, under the Lease or under any new lease of the Premises.
5.    Lender’s Cure Rights. Tenant hereby agrees to give to Lender copies of all notices of Landlord default(s) under the Lease in the same manner as, and whenever, Tenant shall give any such notice of default to Landlord, and no such notice of default shall be deemed given to Landlord unless and until a copy of such notice shall have been so delivered to Lender. Tenant shall accept performance by Lender of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. Lender’s cure of Landlord’s default shall not be considered an assumption by Lender of Landlord’s obligations with respect to the subject matter of such Landlord default or of any other obligations of Landlord under the Lease. If, in curing any such default, Lender requires access to the Premises to effect such cure, Tenant shall furnish access to the Premises to Lender upon the terms and conditions applicable to Landlord under the Lease as required by Lender to effect such cure; provided that Tenant’s occupancy, use and enjoyment of the Premises is not unreasonably disrupted thereby. Unless Lender otherwise agrees in writing, Lender shall have no liability to perform Landlord’s obligations under the Lease, both before and after Lender’s exercise of any right or remedy under this Agreement. No Landlord default under the Lease shall exist or shall be deemed to exist (i) as long as Lender, in good faith, shall have commenced to cure such default within thirty (30) business days after notice from Tenant and shall be prosecuting the same to completion with reasonable diligence, subject to force majeure, or (ii) if possession of the Premises is required in order to cure such default, or if such default is not susceptible of being cured by Lender, as long as Lender, in good faith, shall have notified Tenant that Lender intends to institute proceedings under the Security Documents, and, thereafter, as long as such proceedings shall have been instituted and shall be prosecuted with reasonable diligence. In the event of the termination of the Lease by reason of any default thereunder by Landlord (provided nothing herein shall be construed as creating, giving rise to, acknowledging or recognizing any such termination right on Tenant’s part) or as a result of a rejection of the Lease following Landlord’s bankruptcy, upon Lender’s written request, which must be given (if at all) within thirty (30) days after any such termination or rejection, Tenant, within fifteen (15) days after receipt of such request, and within thirty (30) days after Lender becomes owner of Landlord’s interest in the Premises, shall execute and deliver to Lender or its designee or nominee a new lease of the Premises for the remainder of the term of the Lease upon all of the terms, covenants and conditions of the Lease, subject, however, to the curing of the default giving rise to such termination (unless such default is not susceptible to a cure by Lender, its designee or nominee). Neither Lender nor its designee or nominee shall become liable under the Lease unless and until Lender or its designee or nominee becomes, and then only with respect to periods during which Lender or its designee or nominee becomes, the owner of Landlord’s interest in the Premises. Lender shall have the right, without Tenant’s consent but subject to the provisions of this Agreement, to foreclose, or exercise any power of sale under, the Indenture or to accept a conveyance in lieu of foreclosure of the Indenture or to exercise any other remedies under the Security Documents.
6.    Lender’s Consent Required. Subject to the terms hereof, Tenant agrees that it will remain obligated under the Lease in accordance with its terms and without the prior written consent of Lender as determined in Lender’s sole discretion, and neither Landlord nor Tenant may (a) amend, modify, or waive any provision of the Lease, or (b) terminate, cancel or surrender the Lease, except in accordance with the express provisions of the Lease, or enter into any agreement to do so. Tenant also agrees that it will not sublease any or all of the Property or pay any installment of Basic Rent or Additional Rent under the Lease more than one month in advance of the due date thereof or otherwise than in the manner provided for in the Lease. Tenant further agrees that it shall not take any action to terminate (except as expressly permitted by the Lease), rescind or avoid the Lease, notwithstanding any action with respect to the Tenant which may be taken by any trustee or receiver of Landlord or of any assignee of Landlord or by any court in any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or other proceeding affecting Landlord or any assignee of Landlord. Any of the aforementioned actions by Tenant (or Landlord) without Lender’s prior written consent shall be void. Tenant agrees that no prepayment of Basic Rent or Additional Rent paid under the Lease more than one month in advance, no amendment or modification of the Lease, no surrender or cancellation of the Lease (except in accordance with the express provisions thereof), and no waiver or consent by Landlord under the terms of the Lease, shall be binding upon or as against Lender, as holder of the Security Documents, and as Landlord under the Lease if it succeeds to that position, unless consented to in writing by Lender. Tenant acknowledges and agrees that the Security Documents contain provisions requiring Landlord to obtain Lender’s consent for any matter requiring Landlord’s consent under the Lease. Where Lender’s consent is specifically required under the Lease, unless otherwise provided therein, Lender may withhold its consent in its sole and absolute discretion.
7.    Copies to be Provided Lender. If and to the extent required under the Lease, Tenant shall furnish to Lender, in the manner specified in the Lease for the furnishing thereof by Tenant to Landlord, each of the following: copies of bills, invoices and/or statements for all “Taxes” (as defined in the Lease) and receipts (or, if receipts are not immediately available, copies of canceled checks evidencing payment with receipts to follow promptly after they become available) of the appropriate taxing authority, or other evidence satisfactory to Lender, evidencing the payment thereof.
8.    Consent to Assignment, Etc. Tenant has no knowledge of any prior assignment or pledge of the rents accruing under the Lease by Landlord. Tenant hereby consents to the Assignment of Leases and Rents. Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Lender solely as security for the purposes specified in said assignment, and Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignment or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing.

9.    Assignment of Lease to Lender.
(a)    Tenant hereby confirms that it has notice that pursuant to the Assignment of Leases and Rents, Landlord has assigned to Lender all of Landlord’s interest in and to the Lease, and that all Basic Rent or Additional Rent and any other rent or payments payable to Landlord under the Lease shall be paid when due directly by Tenant to Landlord until Tenant receives written direction from Lender. Tenant hereby agrees, upon written notice, to pay all such rent and other sums due under the Lease to Lender in accordance with the Lender’s written notice. By executing and delivering this Agreement, Tenant hereby confirms (i) that any notice required to be given by Lender to Tenant under the Lease for the purpose of granting rights to mortgagees under the Lease are fully satisfied, and (ii) that Tenant will provide Lender with a duplicate copy of any notice given by Tenant to Landlord, in accordance with the notice provisions set forth in Section 12 below.
(b)    Tenant agrees and acknowledges that the interest of Landlord in the Lease has been assigned to Lender for the purposes specified in the Assignment of Leases and Rents only and that, subject to the terms hereof, the Lender assumes no obligation, duty or liability under the Lease.
10.    Inspections, Etc. Upon a monetary or non-monetary Default under the Lease (as defined therein), Tenant agrees that Lender and/or Landlord shall have the right to inspect the books and records of Tenant relating to the operation of the Premises as provided for in Section 21.03 of the Lease.
11.    Authority of Signatory. If Tenant is a corporation, each individual executing this Agreement on behalf of such corporation represents and warrants that such individual is duly authorized to execute and deliver this Agreement on behalf of such corporation, in accordance with a duly adopted resolution of the Board of Directors of such corporation or in accordance with the bylaws of said corporation, and that this Agreement is binding upon such corporation in accordance with its terms. If Tenant is a partnership, each individual executing this Agreement on behalf of said partnership represents and warrants that such individual is duly authorized to execute and deliver this Agreement on behalf of such partnership in accordance with the partnership agreement for such partnership.
12.    Notices. Any notice, election, communication, request or other document or demand required or permitted under this Agreement shall be in writing and shall be deemed delivered on the earlier to occur of (a) receipt or (b) the date of delivery, refusal or non-delivery indicated on the return receipt, if deposited in a United States Postal Service Depository, postage prepaid, sent certified or registered mail, return receipt requested, or if sent via a recognized commercial courier service providing for a receipt, addressed to Tenant or Lender, as the case may be, at the following addresses:
If to Tenant:
Klaviyo, Inc.
125 Summer Street
Boston, MA 02110
Attention: Legal Department

with a copy to:
[***]
If to Landlord:
OPG 125 Summer Owner DE LLC
c/o Oxford Properties Group
125 Summer Street
Boston, Massachusetts
02110 Attention: Property
Manager
with a copy to
OPG 125 Summer Owner DE LLC
c/o Oxford Properties Group
125 Summer Street
Boston, Massachusetts
02110 Attention: Director,
Legal
If to Lender:
Midland National Life Insurance
Company One Sammons Plaza
Sioux Falls, South Dakota
57193 Attention: Mortgage
Accounting
with a copy to
Midland National Life Insurance Company
c/o Guggenheim Commercial Real Estate Finance, LLC
3414 Peachtree Road NE Suite 975
Atlanta Georgia 30326
Attention: Eugene Ansley,
Jr. Phone No.: [***]
and
Cohen Financial
Loan Administration Service Center
4601 College Blvd Suite 300
Leawood Kansas 66211
From time to time any party may designate a new address for purposes of notice hereunder to each of the other parties hereto.
13.    Miscellaneous.
(a)    The term “Lender” as used herein includes any successors or assigns of the Lender named herein, including without limitation, any co-lender at the time of making the Loan, any purchaser at a foreclosure sale and any transferee pursuant to a conveyance in lieu of foreclosure, and their successors and assigns, and the term “Tenant” as used herein includes the Tenant named herein (the “Original Tenant”) and any successors or assigns of the Original Tenant.
(b)    If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.
(c)    Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.
(d)    This Assignment shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts (the “State”) and the laws of the United States applicable to transactions in the State.
(e)    Time is of the essence.
[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, Lender has executed and ensealed this Subordination, Non-Disturbance and Attornment Agreement, as of the day and year first above written.

LENDER:

MIDLAND NATIONAL LIFE INSURANCE COMPANY, an Iowa corporation

By:	Guggenheim Partners Investment Management, LLC, as Investment Advisor for Midland National Life Insurance Company
By:____________________________________
William Bennett, Managing Director
STATE OF MISSOURI
COUNTY OF ST LOUIS
On this ___ day of ___, 20 , before me the undersigned Notary Public, personally appeared _____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument as their free act and deed and the free act and deed of Midland National Life Insurance Company.
WITNESS my hand and official seal.
________________________________
Notary Public
[SIGNATURES CONTINUE ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, Tenant has executed and ensealed this Subordination, Non-Disturbance and Attornment Agreement, as of the day and year first above written.
TENANT:
KLAVIYO, INC., a Delaware corporation]
By:
_____________________________________________
Name:
_____________________________________________
Title:
_____________________________________________
COMMONWEALTH OF MASSACHUSETTS
COUNTY OF SUFFOLK
On this ____ day of __________, 20 , before me the undersigned Notary Public, personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument as their free act and deed and the free act and deed of OPG 125 Summer Owner (DE) LLC.
WITNESS my hand and official seal.
____________________________
Notary Public
[SIGNATURES CONTINUE ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, Landlord has executed and ensealed this Subordination, Non-Disturbance and Attornment Agreement, as of the day and year first above written.
LANDLORD:
OPG 125 SUMMER OWNER (DE) LLC, a
Delaware limited liability company
By:__________________________________________
Name:________________________________________
Title:_________________________________________
By:__________________________________________
Name:________________________________________
Title:_________________________________________
COMMONWEALTH OF MASSACHUSETTS
COUNTY OF SUFFOLK
On this ____ day of __________, 20 , before me the undersigned Notary Public, personally appeared ___________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument as their free act and deed and the free act and deed of OPG 125 Summer Owner (DE) LLC.
WITNESS my hand and official seal.
________________________________
Notary Public

Exhibit A
Real property in the City of Boston, County of Suffolk, Commonwealth of Massachusetts, described as follows:
Parcel I
That certain parcel of land with the buildings thereon in Boston, Suffolk County, Massachusetts shown on a plan entitled “Plan of Land, Boston, Mass.” dated September 17, 1984 prepared by Harry R. Feldman, Inc., Revised January 24, 1985, recorded with Suffolk Registry of Deeds on February 1, 1985 with Instrument No 227, in Book 11385, Page 112, bounded and described according to said plan as follows:
Northerly by Summer Street by three lines measuring twenty-seven and 19/100 (27.19) feet, sixty-one and 22’100 (61.22) feet and one hundred three and 92/100 (103.92) feet;
Easterly by South Street one hundred seventeen and 48/100 (117.48) feet;
Southerly by land now or formerly of the Commonwealth of Massachusetts one hundred seven and 89/100 (107.89) feet;
Easterly by said land now or formerly of the Commonwealth of Massachusetts fifty-eight and 47/100 (58.47) feet;
Southerly by land now or formerly of Myer C. & Frances Handle and Charlotta Rosenberg, Trustees by three lines measuring forty-two and 56/100 (42.56) feet, 21 100 (0.21) feet and thirty-seven and 98/100 (37.98) feet;
Westerly by Lincoln Street one hundred eighty-four and 48/100
(184.48) feet. Parcel 11
A certain parcel of land located in Boston, Suffolk County, Massachusetts, known and numbered as 34-38 Lincoln Street and shown as Parcel 15-RT-5 on a plan of land shown on an Order of Taking from the Commonwealth of Massachusetts for the Department of Public Works dated December 22,1954 and recorded on December 24, 1954 in the Suffolk Registry of Deeds, Book 7020, Page 271, said parcel being more particularly bounded and described as follows:
Westerly by Lincoln Street -19 feet;
Northerly by property now or formerly of 30 Lincoln Street Trust - 81 feet; and
Southeasterly to Southwesterly in three courses - 1700 feet, 46.60 feet, and by an arc with the length of 40.83 feet and a radius of 20 feet, all as shown on said Plan.
Address: 125 Summer Street, Boston, Massachusetts 02110
125 Summer Street
Boston, MA

First Amendment to Lease
Klaviyo, Inc.
THIS FIRST AMENDMENT TO LEASE (“First Amendment”) is made as of August 7, 2020 (the “Effective Date”) by and between OPG 125 SUMMER OWNER (DE) LLC, a Delaware limited liability company (“Landlord”), and KLAVIYO, INC., a Delaware corporation (“Tenant”).
Background
A.    Pursuant to the provisions of that certain Office Lease Agreement dated as of August 9, 2019 (the “Original Lease”), Landlord leases to Tenant and Tenant leases from Landlord, those certain premises containing 159,860 square feet in the aggregate, located on the 5th, 6th, 7th, 8th, 9th, 10th, and 11th floors of the building located at 125 Summer Street Boston, MA 02110 (the “Building”) as set forth in the Original Lease (the “Premises”). Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Original Lease. The Original Lease, as amended hereby, is hereinafter referred to as the “Lease.”
B.    Notwithstanding the foregoing, as the Third Phase Premises Commencement Date has not yet occurred, the “Premises” as defined in the Original Lease, consists of the Initial Premises and the Second Phase Premises as of the Effective Date.
C.    Under the Lease, the Term for the Premises is currently scheduled to expire on the last day of the 87th full calendar month following the Third Phase Premises Commencement Date (the “Current Term Expiration Date”), which date has not yet been determined.
D.    Landlord and Tenant desire to enter into this First Amendment to extend the Term of the Lease, and to amend the Lease in certain other respects, all in accordance with the terms and conditions set forth herein.
Agreement
NOW, THEREFORE, in consideration of the foregoing and mutual covenants contained herein, Landlord and Tenant hereby agree to modify and amend the Original Lease as follows:
1.    Extension of Term. The Term of the Lease is hereby extended beyond the Current Term Expiration Date for an additional two (2) month period (the “Extended Term”) ending at 11:59 p.m. on the last day of the 89th full calendar month following the Third Phase Premises Commencement Date (the “Extended Term Expiration Date”), on the terms and conditions set forth below. All terms and provisions of the Lease, as amended hereby, shall apply to Tenant’s leasing of the Premises for and during the Extended Term.
1

2.    Amendments to Basic Lease Information. Effective as of the Effective Date, the definitions in the Basic Lease Information Sheet of the Original Lease are hereby amended and supplemented to read as follows:
(a)    “Second Phase Premises Rent Commencement Date”: December 1, 2020.
(b)    “Third Phase Premises Rent Commencement Date”: April 1, 2021.
(c)    “Term Expiration Date”: The last day of the eighty-ninth (89th) full calendar month following the Third Phase Premises Commencement Date (e.g., if the Third Phase Premises Commencement Date is October 21, 2020, the Term Expiration Date shall be March 31, 2028).
(d)    “Base Rent” for the Initial Premises:

Period	Annual Base Rent Rate Per Square Foot of Rentable Floor Area *	Monthly Base Rent
*August 9, 2019 – August 31, 2020:	$70.00	$77,309.17
September 1, 2020 – August 31, 2021:	$71.40	$78,855.35
September 1, 2021 – August 31, 2022:	$72.83	$80,432.46
September 1, 2022 – August 31, 2023:	$74.28	$82,041.11
September 1, 2023 – August 31, 2024:	$75.77	$83,681.93
September 1, 2024 – August 31, 2025:	$77.29	$85,355.57
September 1, 2025 – August 31, 2026:	$78.83	$87,062.68
2

September 1, 2026 – August 31, 2027:	$80.41	$88,803.93
September 1, 2027 – Term Expiration Date	$82.02	$90,580.01
*Subject to the applicable Rent Waiver Period under Section 4.01 below.
(e)    “Base Rent” for the Second Phase Premises:

Period	Annual Base Rent Rate Per Square Foot of Rentable Floor Area *	Monthly Base Rent
*April 18, 2020 – April 30, 2021:	$70.00	$381,295.83
May 1, 2021 – April 30, 2022:	$71.40	$388,921.75
May 1, 2022 – April 30, 2023:	$72.83	$396,700.19
May 1, 2023 – April 30, 2024:	$74.28	$404,634.19
May 1, 2024 – April 30, 2025:	$75.77	$412,726.87
May 1, 2025 – April 30, 2026:	$77.29	$420,981.41
May 1, 2026 – April 30, 2027:	$78.83	$429,401.04
May 1, 2027 – Term Expiration Date	$80.41	$437,989.06
*Subject to the applicable Rent Waiver Period under Section 4.01 below.
(For the avoidance of doubt, all other rent schedules and terms and provisions of Section 1.08 of the Original Lease setting forth the Base Rent for the Third Phase Premises and Fourth Phase Premise shall remain unmodified and shall continue in full force and effect.)
3

3.    Lender Consent. Within thirty (30) days of the Effective Date, Landlord shall obtain from Midland National Life Insurance Company, the existing Mortgagee, an amendment to the existing SNDA or other consent to this First Amendment.
4.    Miscellaneous
(a)    Brokerage. Landlord and Tenant each represents and warrants to the other that it has dealt with no broker or other party entitled to any commission, fee or other compensation in connection with this First Amendment. Each of Landlord and Tenant hereby indemnifies and holds the other harmless from any claim or liability arising out of any inaccuracy or alleged inaccuracy of the foregoing representation by the indemnifying party.
(b)    General. The submission of this First Amendment to Tenant or a summary of some or all of its provisions for examination does not constitute a reservation of or option for the Premises or an offer to lease any space, and no legal obligations shall arise with respect to the Premises hereunder or other matters herein unless and until such time as this First Amendment is executed and delivered by Landlord and Tenant. This First Amendment may be executed in one or more counterparts and, when executed by each party, shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties. Transmission of a facsimile or by email of a pdf copy of the signed counterpart of this First Amendment shall be deemed the equivalent of the delivery of the original, and any party so delivering a facsimile or pdf copy of the signed counterpart of this First Amendment by email transmission shall in all events deliver to the other party an original signature promptly upon request.
(c)    Entire Amendment. This First Amendment contains all of the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings between the parties with respect to such subject matter.
(d)    Binding Amendment. This First Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
(e)    Governing Law. This First Amendment shall be governed by the laws of the Commonwealth of Massachusetts without regard to conflict of laws principles.
(f)    Authority. Landlord and Tenant each warrants to the other that the person or persons executing this First Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all of the terms and provisions of this Third Amendment.
(g)    Ratification. Except as expressly modified by this First Amendment, the Lease is hereby confirmed and shall remain in full force and effect.
[signature page follows]
4

IN WITNESS WHEREOF, Landlord and Tenant have entered into this First Amendment as a sealed Massachusetts instrument as of the Effective Date set forth above.

LANDLORD:

OPG 125 SUMMER OWNER (DE) LLC, a Delaware limited liability company

By:	/s/ Brian Barriero
Name: Brian Barriero
Title: Vice President

By:	/s/ Kristen Binck
Name: Kristen Binck
Title: Vice President

TENANT:

KLAVIYO, INC., a Delaware corporation

By:	/s/ Brian Fisher
Name: Brian Fisher
Title: Vice President of Finance
5